                          SCHEDULE 14A
                         (Rule 14A-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

Check the appropriate box:
[X]      Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             Fonix Corporation
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
      (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                 ..............................................................
         2)      Aggregate number of securities to which transaction applies:
                 ..............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)      Proposed maximum aggregate value of transaction:
                 ..............................................................
         5)      Total fee paid:
                 ..............................................................

[ ]       Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:.......................................
         2)       Form, Schedule or Registration Statement No...................
         3)       Filing Party:.................................................
         4)       Date Filed:...................................................

--------------------------------------------------------------------------------

                        Fonix Corporation
             60 East South Temple Street, Suite 1225
                   Salt Lake City, Utah  84111

           NOTICE AND PROXY STATEMENT FOR ACTION TO BE
           TAKEN BY WRITTEN CONSENT IN LIEU OF MEETING


To the Stockholders:

         Attached hereto is a Proxy Statement which solicits the written consent of the stockholders of Fonix Corporation, a Delaware corporation (the "Company"), to authorize and approve the sale (the "Sale") by the Company of the operations and a significant portion of the assets of its HealthCare Solutions Group to Lernout & Hauspie Speech Products N.V., a Belgian corporation with its principal place of business in Ieper, Belgium. The terms of the Sale are described in detail in the attached Proxy Statement.

         Attached to the Proxy Statement as Appendix A is the Stockholder consent resolution (the "Consent Resolution"), which provides for authorization and approval of the Sale. The procedure for indicating authorization approval of the Sale is described in detail in the attached Proxy Statement.

         Pursuant to Section 228 of the General Corporation Law of Delaware, once the Company receives the written consents from holders of at least _________ shares, representing a majority of the Company's issued and outstanding stock as of July 9, 1999, the Company will deliver such written consents to its registered office in Delaware, and the Sale shall be deemed to have been approved by the Company's stockholders. The Company will then distribute a notice to each of the Company's stockholders who did not provide written consent authorizing and approving the Sale of the taking of the action by written consent of the stockholders. No meeting will be held to vote on this corporate action.

         You are requested to fill out, date, sign and return the enclosed Stockholder Consent Resolution, which is solicited by the Board of Directors of the Company as described in the accompanying Proxy Statement. Your consent is important. Please sign and date the enclosed Stockholder Consent Resolution and return it promptly in the enclosed return envelope. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your consent as evidenced by your signing and returning the Stockholder Consent Resolution is irrevocable once it is received by the Company's Registrar and Transfer Agent as explained in the Proxy Statement.


                                      By Order of the Board of Directors,


                                      ---------------------------------------
                                      Thomas A. Murdock, Chief Executive Officer

Salt Lake City, Utah
___________, 1999

                       Fonix Corporation
               60 East South Temple, Suite 1225
                  Salt Lake City, Utah  84111
                        (801) 328-8700


                        PROXY STATEMENT
           FOR STOCKHOLDER ACTION BY WRITTEN CONSENT

         This Proxy Statement (the "Proxy Statement") has been prepared by the Board of Directors of Fonix Corporation, a Delaware corporation (the "Company"), and is being furnished in connection with the solicitation by the Board of Directors of the Company of the written consent of the stockholders of the Company to authorize and approve the sale (the "Sale") by the Company of the operations and a significant portion of the assets of its HealthCare Solutions Group to Lernout & Hauspie Speech Products N.V., a Belgian corporation with its principal place of business in Ieper, Belgium. The Company intends to distribute this Proxy Statement and the accompanying materials to its stockholders on July 12, 1999. The mailing address of the Company's principal executive offices is 60 East South Temple, Suite 1225, Salt Lake City, Utah 84111.

         The Sale is described in detail in this Proxy Statement.

         Attached to the Proxy Statement as Appendix A is the Stockholder consent resolution (the "Consent Resolution"), which provides for the authorization and approval of the Sale. The procedure for indicating approval of the Sale is described in detail in this Proxy Statement. Attached as Appendix B is a copy of the Company's Annual Report on Form 10-K for the year ended
December 31, 1998, as filed with the Securities and Exchange Commission. Attached as Appendix C is a copy of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999, as filed with the Securities and Exchange Commission.

                                General Information

Voting Rights

         The matter which is being submitted for Stockholder approval is to be acted upon by written consent, without a meeting, rather than by a vote held at a meeting. The holders of the Company's issued and outstanding common stock are entitled to consent in writing to the matter being considered. The execution of the Stockholder Consent Resolution by the holders of a majority of the issued and outstanding shares of the Company's common stock is required to authorize and approve the Sale. No dissenters' rights or rights of appraisal are available to Stockholders pursuant to the Sale.

         Only the holders of record of shares of the Company's common stock at the close of business on July 9, 1999 (the "Record Date") are entitled to execute the Consent Resolution. At the close of business on the Record Date, there were _________ shares of common stock issued and outstanding held by approximately ________ holders of record. In deciding the matter described in this Proxy Statement, a holder of common stock on the Record Date shall be entitled to cast one vote for each share of common stock then registered in such holder's name. The holders of the common stock as of the Record Date are hereinafter referred to as the "Stockholders."

Solicitation of Written Consents

         Under Delaware law and under the Company's Certificate of Incorporation and Article II, Section 11 of the Bylaws of the Company, any action which may be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matter being considered by the Stockholders is being submitted for action by written consent rather than by votes cast at a meeting. Attached to this Proxy Statement as Appendix A is the text of the Consent Resolution being submitted for Stockholder adoption by written consent. The Consent Resolution will be effective on the date that the Company receives signed Consent Resolutions representing the consents of the holders of a majority of the Company's issued and outstanding common stock as of the Record Date.

         Stockholders are being requested to indicate approval of and consent to the adoption of the Consent Resolution by filling out, signing, and dating the enclosed Consent Resolution. Execution of the Consent Resolution will constitute your approval, as a Stockholder of the Company, of the Sale. The discussion and description of the Sale in this Proxy Statement are qualified in their entirety by reference to the full text of the Consent Resolution. Stockholders who do not approve, and consent to the adoption of, the Consent Resolution by execution of the Consent Card will nonetheless be bound by the Consent Resolution if sufficient written consents are received by the Company on or before the Effective Date to approve the Consent Resolution.

         The Board of Directors requests that each Stockholder fill out, execute, date, and mail or deliver the Consent Resolution to the Registrar and Transfer Agent of the Company at the following address:

         Continental Stock Transfer & Trust Co.
         2 Broadway, 19th Floor
         New York, NY 10004
         Attn: Gail Konsker

An addressed envelope is enclosed for your convenience in returning the Consent Resolution. Each Stockholder should indicate on the Consent Resolution the number of shares of the Company's common stock which the Stockholder is voting. The Consent Card should be returned as soon as possible for receipt by the Registrar and Transfer Agent no later than July 26, 1999.

         The Company will pay the entire cost of the preparation and mailing of this Proxy Statement and all other costs of this solicitation. Certain of the Company's Directors, officers, or employees may also solicit written consents by mail, telephone, telegraph, or personal interview but no additional compensation will be paid to them by the Company for doing so.

Written consents irrevocable

         Any Consent Resolution executed and delivered by a Stockholder shall be deemed by the Company to constitute that Stockholder's approval of and written consent to the adoption of the Consent Resolution. Once the Company's Registrar and Transfer Agent receives the executed Consent Resolution, such consent may not be revoked.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of June 1, 1999, the number of shares of Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent (5%) of the Company's Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 60 East South Temple Street, Suite 1225, Salt Lake City, Utah 84111.

                                                         Number of
                                                          Shares
 Name and Address of 5% Beneficial Owners,             Beneficially                 Percent of
     Executive Officers and Directors                      Owned                     Class(1)


Thomas A. Murdock                                    11,799,084(2)                   16.4%
Chairman of the Board and Chief
Executive Officer

Alan C. Ashton, Ph.D.                                12,329,167(3)(4)                17.4%
c/o Beesmark Investments, L.C.
5% Beneficial Owner
261 East 1200 South
Orem, Utah 84097

Beesmark Investments, L.C.                           11,729,167(4)                   16.7%
5% Beneficial Owner
261 East 1200 South
Orem, Utah  84097

Roger D. Dudley,                                      4,965,389(5)                    6.9%
Executive Vice President,
Director

Stephen M. Studdert, Director                         4,940,819(6)                    6.9%
10252 Oak Creek Lane
Highland, Utah 84003

Joseph Verner Reed, Director                          1,220,000(7)                    1.7%
73 Sterling Road
Greenwich, Connecticut 06831

Rick D. Nydegger, Director                              600,000                       *
10217 North Oak Creek Lane
Highland, Utah 84003

John A. Oberteuffer, Ph.D.,                             380,000                       *
Vice President, Director
600 West Cummings Park, Suite 4650
Woburn, MA  01801

Reginald K. Brack, Director                             426,500(8)                    *

Douglas L. Rex, Chief Financial Officer                 402,900(9)                    *

Officers and Directors as a Group (8 persons)        17,557,510                      22.9%


*        Less than 1 percent.

(1) Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

(2) Includes 10,406,772 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 1999 or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 3,415,083 shares as to which he directly owns Economic Rights, and 185,793 shares the Economic Rights as to which are owned by Studdert Companies Corp. ("SCC"), a corporation of which Mr. Murdock is a 1/3 equity owner. Also includes 2,813 shares owned directly by Mr. Murdock, 11,400 shares owned by a limited liability company of which Mr. Murdock is a 1/3 equity owner, 28,099 shares (including shares issuable upon the exercise of options) beneficially owned by members of Mr. Murdock's immediate family residing in the same household and 1,350,000 shares of Common Stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of June 1, 1999.

(3) Includes all Common Stock beneficially owned by Beesmark Investments, L.C. ("Beesmark"), but only to the extent that Dr. Ashton is one of three managers of Beesmark, and, as such, is deemed to share investment power with respect to shares beneficially owned by Beesmark. Also includes 600,000 shares of Common Stock underlying stock options exercisable by Dr. Ashton presently or within 60 days of June 1, 1999.

(4) Beesmark's beneficial ownership includes 166,667 shares of Common Stock presently issuable upon the conversion of shares of Series A Preferred Stock. The managers of Beesmark are Alan C. Ashton, Karen Ashton, and Ralph Rasmussen. As managers of Beesmark, they each are deemed to share voting control over shares beneficially owned by Beesmark. Mrs. Ashton and Mr. Rasmussen beneficially own no shares other those deemed to be owned by them her as control persons of Beesmark, and, consequently, their beneficial ownership is not separately reported.

(5) Includes (i) 3,415,083 shares owned by Mr. Dudley and deposited into the Voting Trust, (ii) 185,793 shares owned by SCC as to which Mr. Dudley shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited into the Voting Trust; (iii) 2,813 shares owned directly by Mr. Dudley; (iv) 300 shares owned by Mr. Dudley's minor children; (v) 11,400 shares owned by a limited liability company of which Mr. Dudley is a 1/3 equity owner; and (vi) 1,350,000 shares underlying stock options exercisable presently or within 60 days of June 1, 1999.

(6) Includes (i) 3,390,813 shares owned by Mr. Studdert and deposited into the Voting Trust, (ii) 185,793 shares owned by SCC as to which Mr. Studdert shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited into the Voting Trust; (iii) 2,813 shares owned directly by Mr. Studdert; (iv) 11,400 shares owned by a limited liability company of which Mr. Studdert is a 1/3 equity owner and controls; and (v) 1,350,000 shares underlying stock options exercisable presently or within 60 days of June 1, 1999.

(7) Includes 1,200,000 shares of Common Stock underlying presently exercisable stock options.

(8) Includes (i) 26,000 shares owned directly by Mr. Brack; (ii) 500 shares owned by Mr. Brack's son; and 400,000 shares underlying presently exercisable stock options.

(9) Includes (i) 2,400 shares owned by Mr. Rex's spouse; (ii)500 shares owned by an entity owned and controlled by him; and (iii) 400,000 shares underlying presently exercisable stock options.

                     INFORMATION WITH RESPECT TO THE COMPANY

Business of the Company

Overview

         The Company is a development-stage company that aims to make commercially available a comprehensive package of products and technologies that allow humans to interact with computer and other electronic products in a more efficient, intuitive and natural way than traditional methods such as the keyboard. Specifically, the Company has developed proprietary automated speech recognition and related technologies such as text-to-speech (speech synthesis), handwriting recognition and speech compression. These technologies, as developed to date, use speech recognition techniques that include the use of a proprietary neural network method. Neural networks are computer-based methods which simulate the way the human brain processes information. The Company licenses its technologies to and has entered into co-development relationships and strategic alliances with third parties including producers of application software, operating systems, computers and microprocessor chips.

         In March 1998,  the  Company  acquired  AcuVoice,  Inc. ("AcuVoice"), a California corporation and award winning developer of text-to-speech technologies. AcuVoice had developed and marketed its text-to-speech or speech synthesis technologies and products directly to end-users, systems integrators and original equipment manufacturers ("OEMs") for use in the telecommunications, multi-media, education and assistive technology markets. The acquisition of AcuVoice by the Company resulted in the introduction of Fonix-branded products to the market for the first time in the Company's history. The transaction by which the Company acquired AcuVoice is referred to in this report as the AcuVoice Acquisition.

         In October 1998, the Company acquired Papyrus Associates, Inc., a Pennsylvania corporation ("PAI"), and Papyrus Development Corporation, a Massachusetts corporation ("PDC" and together with PAI, "Papyrus"). The acquisition of PDC and PAI by the Company is referred to in this Proxy Statement as the Papyrus Acquisition. PAI develops and markets printing and cursive handwriting recognition software for personal digital assistants ("PDAs"), pen tablets and mobile phones. Its customers include Philips, Hitachi,
Olivetti/Oracle Research Lab, NuovoMedia, ARM, Amstrad, Purple Software and Digital Equipment. The Papyrus technology is marketed under the trademark
Allegro(TM). PAI's software and technology are an integral part of the Psion PDA. PDC is a systems integration provider with expertise and intellectual property in embedded systems and enhanced Internet applications. PDC had a partnership with e-Travel which resulted in the first corporate travel management Web-browser client software system. This product is now shipped by e-Travel to customers such as Fidelity Investments, ADP, Travel One, Coca Cola, Time Inc., and Unisys.

         The Company markets technologies it has developed, together with text-to-speech technologies and products acquired from AcuVoice, and handwriting recognition products and applications acquired from Papyrus, through its Interactive Technologies Solutions Group. The present marketing direction for the Interactive Technologies Solutions Group is to form relationships with third parties who can incorporate the Company's technologies and the other technologies  available  to the  group  into  new  or  existing  products.  Such relationships  may  be  structured  in  any  of  a  variety  of  ways  including traditional technology licenses, co-development relationships through joint ventures or otherwise, and strategic alliances. The third parties with whom the Company presently has such relationships and with which it may have similar relationships in the future include developers of application software, operating systems, computer, microprocessor chips, consumer electronics, automobile, and telephony products.

         In September 1998, the Company acquired Articulate Systems, Inc. ("Articulate"), a Delaware corporation and leading developer of specialized speech recognition applications used in the health care industry. This transaction is referred to in this report as the Articulate Acquisition. Articulate's market focus, prior to and following the acquisition, is providing solutions for healthcare organizations for cost effective and rapid capture, transcription and management of dictated clinical information across a network. Specifically, Articulate develops, markets and supports an integrated dictation/transcription solutions process called PowerScribe(R) to healthcare organizations utilizing advanced continuous speech recognition technology to significantly automate medical reporting. The PowerScribe system is intended to be user friendly to physicians and other medical professionals, to significantly reduce transcription costs and report turnaround time, and to provide other key benefits without sacrificing dictation accuracy or physician acceptance. Articulate entered into its first sales contracts for its first product, PowerScribeRAD, a product designed specifically for radiologists, in January 1998. Articulate's first contracts for its second product, PowerScribe EM for emergency medicine physicians, were signed in January 1999. On May 19, 1999, the Company entered into an agreement to sell the operations and a significant portion of the assets of its HealthCare Solutions Group (the "HSG"), the division which offers the PowerScribe products and related services, to Lernout & Hauspie Speech Products N.V. The Sale is the subject of this Proxy Statement. See "Stockholder Consent Resolution: Sale of Healthcare Solutions Group."

         The executive offices of the Company are located at 60 East South Temple Street, Suite 1225, Salt Lake City, Utah 84111, and its telephone number is (801) 328-8700. The principal executive offices of the HealthCare Solutions Group are located at 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801. The executive offices of the Interactive Technologies Solutions Group are located at 180 West Election Drive, Draper, Utah 84020. The Company also maintains a facility in Cupertino, California.

Technology and Product Overview

Automated Speech Recognition

         Presently available traditional voice recognition technologies have been used in a variety of products for industrial, telecommunications, business and personal applications. Speech recognition algorithms in software have been developed and refined over the past several years. However, the increase in processing speed and memory capacity of personal computers has accounted for much of the improvement in traditional speech recognition systems during that period. This improvement includes vocabulary size, recognition accuracy and continuous speech recognition ability. Currently available speech recognition systems for personal computers include speech command systems for navigating the Windows(R) interface and inexpensive, discrete word dictation systems offered by Dragon Systems, IBM, Lernout & Hauspie Speech Products N.V. and others. Recently, general and specific vocabulary continuous speech dictation systems also have been introduced by Philips, IBM, Dragon Systems and others. In addition, telephony applications with menu choice systems and small vocabulary dialogue systems have been demonstrated by Nuance, Nortel and others.

         Despite the nominal advances in performance of such presently available systems, there are significant limitations inherent in all of these systems, each of which continues to use traditional approaches generally based on Hidden Markov Models ("HMM") technology. These traditional approaches have not advanced appreciably since the late 1980s. Applications based on such traditional speech recognition systems for personal computers all require close-talking microphones in relatively low noise environments and a formal speaking style to achieve acceptable accuracy. In so-called continuous dictation systems, significant adaptation to user speech, speaking style, and content area also are required. These traditional systems are generally restricted to speech recognition for a single individual dictating in a quiet environment; presently available telephony-based systems are even more limited in general functionality.

         The present industry standard methodology, the HMM, uses a general template or pattern matching technique based on statistical language models. Massachusetts Institute of Technology researcher Dr. Victor Zue has noted that speech-recognition systems based on such technology

         "utilize little or no specific-speech knowledge, but rely instead primarily on general-purpose pattern- recognition algorithms. While such techniques are adequate for a small class of well-constrained speech recognition problems, their extendibility to multiple speakers, large vocabularies, and/or continuous speech is highly questionable. In fact, even for the applications that these devices are designed to serve, their performance typically falls far short of human performance."

         HMM's widely recognized weaknesses are many: (i) it does not meet the needs for many mass market implementations, (ii) it has limited input feature types, (iii) it accounts for only limited context, (iv) it has limited ability to generalize acoustic and language structure, (v) it requires training data from the end-user for acceptable performance, (vi) models become extremely large and complex as vocabulary grows, and (vii) there is a lack of hardware parallel processing capability.

         In contrast to HMM, the Company's researchers have developed what the Company believes to be a fundamentally new approach to the analysis of human speech sounds and the contextual recognition of speech. The core Fonix automated speech recognition technologies (the "ASRT" or "Core Technologies") attempt to approximate the techniques employed by the human auditory system and language understanding centers in the human brain. The ASRT use information in speech sounds perceptible to humans but not discernible by current automated speech recognition systems. They also employ neural net technologies (artificial intelligence techniques) for identifying speech components and word sequences contextually, similar to the way in which scientists believe information is processed by the human brain. As presently developed, the ASRT are comprised of several components including a phonetic sound representation recognition engine, audio signal processing, a feature extraction process, a phoneme estimation process, and a linguistic process consisting of two components, one of which is expert- or rule-based and one of which is based on proprietary neural net technologies, that are designed to interpret human speech contextually.

         The Company believes the reliable recognition of natural, spontaneous speech spoken by one or more individuals in a variety of common environments by means of a conveniently placed microphone, all based on its ASRT, will significantly improve the performance, utility and convenience of applications currently based on traditional HMM technology such as computer interface navigation, data input, text generation, telephony transactions, continuous dictation and other applications. Additionally, the Company believes that its ASRT will make possible major new speech recognition applications such as the transcription of business meetings and conversations, real-time speech-to-speech language translation, natural dialogues with computers for information access and consumer electronic devices controlled by natural language.

         Thus, the Company believes that its ASRT offers unique speech processing techniques that will complement and significantly enhance currently available speech recognition systems. Through its Interactive Technologies
Solutions Group, the Company intends to continue to license its ASRT, to continue to co-develop the ASRT with research and development groups in industry and academia and ultimately to market a suite of Fonix-branded technologies and products. In the long term, the Company anticipates that automated speech recognition systems employing the Company's unique ASRT will set the industry standard for all automated speech recognition applications because of its anticipated capacities to overcome the weaknesses of HMM. In addition, the Company expects that certain elements of its Core Technologies will have industry-leading applications in non-speech recognition industries, market segments and disciplines such as artificial intelligence and data compression. Although these plans represent management's beliefs and expectations based on its current understanding of the market and its experience in the industry, there can be no assurance that actual results will meet these expectations. In the last two fiscal years, the Company has expended $13,620,748 and $7,066,294 on research and development activities. Since its inception (October 1, 1993) through March 31, 1999, the Company had spent $34,529,320 on research and development of the ASRT. The Company expects that a substantial part of its capital resources will continue to be devoted to research and development of the ASRT and other proprietary technologies for the foreseeable future.

Interactive Technologies Solutions Group Products

         The Interactive Technologies Solutions Group offers products and technologies which include automated speech recognition, text-to-speech, and handwriting recognition for a variety of hardware and software platforms. The marketing direction for the Interactive Technologies Solutions Group is to form relationships with third parties who can incorporate the Company's technologies into their own products or product development efforts. Such relationships may be structured in any of a variety of ways including traditional technology licenses, co-development relationships through joint ventures or otherwise, and strategic alliances. The third parties with whom the Company presently has such relationships and with which it may have similar relationships in the future include participants in the application software, operating systems, computer, microprocessor chips, consumer electronics, automobile, telephony and health care technology market sectors. Interactive Technologies Group products include AcuVoice AV 1700, AV 2001 text-to-speech systems, and Allegro handwriting recognition.

         Embedded Technologies

         The Company has developed an application development tool, the Fonix Advanced Application Speech Toolkit (FAAST(TM)) which allows developers to simulate, prototype and create code for embedded applications using Fonix' human computer interaction technologies. This system currently supports the Company's speech recognition for command and control applications and Fonix AcuVoice text-to-speech engines for both very high quality limited vocabulary and high quality unlimited vocabulary applications. The system is designed to support a number of popular microprocessors and operating systems for embedded applications. Currently, FAAST supports the Siemens TriCore micro-controller. The beta version of the FAAST system will be available for developers in June 1999. An alpha version of the system is currently being used internally by the Company to support the development of embedded systems applications for several companies including consumer electronic, automotive, and cell phone devices.

         Core Speech Recognition Technologies

         Since 1994, the Company has pursued the development of a "3rd Generation" automate speech recognition technology to overcome the limitations of currently available commercial speech recognition systems. This development has yielded a proprietary ASR system utilizing a unique front-end analysis of the acoustic speech signal, a neural net based phoneme identifier, and a completely novel neural net architecture for back-end language modeling. The latter component is the MULTCONS or multi-level constraint satisfaction network. These developments have been the subject of two issued patents. In addition, the Company has acquired a related patent covering portions of this technology. Portions of this technology are currently being employed in Fonix embedded systems applications.

         Text-to-Speech (Speech Synthesis)

         In 1986 AcuVoice began to develop and market a new approach to synthesized speech, a system using actual recordings of "units" of human speech (i.e., the sound pulsation). Since the unit of speech consists of more than one phoneme (sound), AcuVoice's approach has been called a "large segment concatenative speech synthesis" approach. Other companies such as DEC and AT&T began in the early 1960s and continue until the present to use a system called "parametric speech synthesis." Parametric systems are plagued with problems of speech quality, because their unit is not an actual recording, but a computer's version of what a human voice sounds like. Poor speech quality also occurs because the parametric unit consists, for the most part, of a single phoneme, such as the "t" in the word "time."

         Although as early as 1994 AcuVoice released versatile prototypes of its system, it was not until early 1996 that the AcuVoice Speech Synthesizer was ready for sale into the telecommunications, multi-media, educational and assistive technology markets. Presently AcuVoice products are sold to end-users, systems integrators and OEMs.

         The Company text-to-speech products include those developed by AcuVoice and those developed by the Company. All are sold under the AcuVoice brand name. The products include the AcuVoice AV 1700 TTS system for end-user desktop and laptop system use. The AcuVoice AV 2001 SDK is a software development kit for developers of telephony applications. Run-time software licenses for the AV 2001 are offered for applications developed with the SDK. The SDK supports major computer telephony platforms.

         Handwriting Recognition

         Prior to the Papyrus Acquisition in October 1998, PAI developed and began selling handwriting recognition software including the Allegro handwriting recognition software. The Allegro handwriting recognition software is a single letter recognition system like the popular Graffiti handwriting recognition software for the PalmPilot PDA. However, Allegro's alphabet is all natural in appearance as lower case letters. Because the letters are written in the standard way in almost all instances, the Allegro system is easy to use and requires practically no learning. Allegro is sold by Purple Software in England for the Psion Series 5 hand-held PC. This software has also been licensed to Philips for its popular smart cell phone. Allegro is also the subject of a sales agreement with Lucent Technologies for use in its Inferno operating system. Papyrus has also developed cursive handwriting recognition software which recognizes naturally-written whole words. This cursive technology is only available as a licensed product to OEM customers. Both the Allegro and the cursive handwriting recognition software are user independent and require no training of the software.

HealthCare Solutions Group Products

         The three PowerScribe products now being sold by the HealthCare Solutions Group are PowerScribeRAD, PowerScribeRAD Software Development Kit ("SDK")TM, and PowerScribeEM. PowerScribe products use state-of-the- art continuous speech recognition engines licensed from Dragon Systems, Inc., which enables a user to dictate naturally and continuously without having to pause between words. PowerScribe incorporates customized medical language models gleaned from millions of words sampled from medical specialty departments across North America.

         PowerScribe products have been designed as mission-critical applications to operate as an open and scalable continuous speech reporting and charting system. PowerScribe products utilize core technologies from Microsoft's Back Office(R) applications development suite and rely on Windows NT(R), Open Database Connectivity (ODBC) and SQL Server(R) as the foundation operational elements.

         PowerScribeRAD for Radiology Reporting

         PowerScribeRAD enables the full automation of the radiology reporting process and replaces existing digital dictation and transcription systems. PowerScribeRAD permits the dictation of radiology reports directly into text, with edit, approve, and sign functions accomplished within a matter of minutes; thereby significantly reducing transcription costs and report turnaround time. Once reports are dictated, they may be automatically stored in the Radiology Information System ("RIS"), the Hospital Information System ("HIS") or PowerScribeRAD's own report repository.

         PowerScribeEM for Emergency Medicine Reporting

         PowerScribeEM is a completely integrated emergency medicine dictation and transcription system which allows emergency department professionals to dictate their reports directly into text in the first total solution for capturing and documenting emergency medicine clinical encounters. PowerScribeEM minimizes training and the need for healthcare professionals to modify their work styles. PowerScribe includes post-processing of the text for organization into a typical structured emergency medicine report. PowerScribeEM seamlessly handles the overall workflow of an emergency department. Once reports are dictated, reports are either automatically stored in the HIS or in PowerScribe's own report repository for further analysis at a later date.

         PowerScribe Radiology SDK for User Development Applications

         The PowerScribe Radiology SDK allows users to integrate the full functionality of the PowerScribeRAD system into the user's own radiology applications. For radiology environments such as a RIS or Picture Archival Communication System ("PACS") the PowerScribe SDK allows users to develop a completely integrated dictation and transcription system utilizing continuous speech recognition. Using this SDK, the PowerScribeRAD client functionality can be embedded into the user's application while also customizing the user interface and report workflow to meet specific application needs. The PowerScribeRAD SDK supports multiple development environments including Microsoft(R) Visual Basic, C++ and the Microsoft(R) Internet Explorer environment. The SDK includes an Active-X composite control along with sample code and developer documentation.

Recent Developments

         Consistent with the objectives, vision and strategy of the Company outlined above, the Company entered into several key transactions in 1998 and the first two quarters of 1999. These are discussed briefly in the following section.

Acquisition of AcuVoice

         The AcuVoice Acquisition was effected by an exchange of restricted shares of the Company's common stock and cash for the issued and outstanding common stock of AcuVoice. A total of 2,692,216 shares of the Company's common stock (having a market value of $16,995,772) were issued in exchange for AcuVoice common stock and a total of $8,000,232 was paid in cash (including amounts paid in lieu of fractional shares). Of the 2,692,216 shares of the Company's stock issued, 80,000 shares were placed in an escrow against which any claims for breach of warranty by the Company against AcuVoice could be asserted. The closing was deemed to have occurred on March 13, 1998, although certain acts such as the payment of consideration to some AcuVoice stockholders and the filing of articles of merger occurred after that date. After the AcuVoice Acquisition, the former shareholders of AcuVoice, consisting of 52 persons, beneficially owned 5.25% of the total of 51,303,739 shares of the Company's common stock then issued and outstanding.

         Before the acquisition, AcuVoice released the first versatile prototypes of its system in 1994. By early 1996, the AcuVoice Speech Synthesizer was ready for sale into the telecommunications, multi-media, educational and assistive technology markets. Companies that have purchased developer kits from AcuVoice and are now developing products for the market include IBM, General Motors, Kurzweil Educational Systems, Pratt & Whitney, Octel Communications, Andersen Consulting, NEC, Dialogic and Bell Atlantic. Companies that have developed products using AcuVoice developer kits, and now are selling or using products containing AcuVoice text-to-speech include AT&T, Motorola, Northern Telecom, Lucky Goldstar (Korea), Aumtech Inc., Mail Call, Inc., IMG, Hurdman Communications (Better Business Bureau), SmartDial, Signet, Concierge, Ultimate Technology, FirstCall, XL Vision, Applied Future Technologies and Productivity Works.

         To the Company's knowledge, no other company has succeeded in developing a versatile system of large segment concatenative synthesis. However, the AcuVoice speech synthesis products compete with other concatenative and parametric speech synthesis products.

         AcuVoice's competitors offer a range of voices (male, female, child) and languages. AcuVoice presently offers only a male voice which speaks American English. However, AcuVoice is developing a female voice, and is working to expand language capacity to major languages other than English.

         The Company believes that the AcuVoice text-to-speech technologies are an important and complementary addition to the ASRT the Company has developed to date and will develop in the future. For example, because both voice synthesis and voice recognition technologies are dependent upon the analysis of human speech patterns, those technologies share many similar challenges, and a solution in one arena often will be portable to the other. Additionally, the Company believes that a state-of-the-art voice synthesis technology, coupled with the ASRT, will substantially increase the marketability of both technologies by broadening the potential product applications, thereby increasing the pool of potential licensees of the technologies.

Acquisition of Articulate and Certain Assets of  MRC

         The Articulate Acquisition was effected through a merger of Articulate into a wholly owned subsidiary of the Company that closed on September 2, 1998. In connection with the Company's acquisition of Articulate, the Company incurred new debt obligations to 13 former shareholders of Articulate in the aggregate amount of $4,747,339. These debt obligations are in the form of demand notes payable at any time after November 1, 1998, and bear interest at the annual rate of 8.5%. The due dates of these obligations subsequently were extended to dates ranging from April 1999 to October 1999, and, in some cases, the Company has agreed to pay interest at rates exceeding 8.5% per year. In connection with certain of these loans, the Company paid $50,000 in December 1998 and March 1999, $75,000 in April 1999, and $675,000 in May1999, which were applied to principal and accrued interest. No additional demands for payment have been made on these notes. The Company and the payees of these obligations have agreed that the unpaid balances due will be paid out of the proceeds of the Sale. After the acquisition, the Company also agreed to pay several Articulate employees incentive compensation for continued employment in the aggregate amount of $857,000, in connection with which the Company issued 8.5% demand notes for $452,900 and recorded an accrued liability of $404,100 for the balance. The notes issued to the Articulate employees are presently payable on demand, but, as of the date hereof, the Company has not received any demand for payment of the notes by the former Articulate employees. The $404,100 accrued liability was payable on or before January 31, 1999. The payees with respect to this obligation have orally agreed to an extension of the payment date to July 31, 1999. After the merger, the former shareholders of Articulate, constituting 62 persons, beneficially owned 8.8% of the total 58,586,633 shares of the Company's common stock then issued and outstanding.

         At the time the Company acquired Articulate, MRC marketed Articulate's PowerScribeRAD and PowerScribeEM products to hospitals and medical centers. The Company intended to continue to use MRC to market its PowerScribe products after the acquisition. However, shortly after the acquisition the Company learned that MRC had agreed to be acquired by Medquist, Inc., which, the Company believes, had little or no interest in marketing the PowerScribe products. Thereafter, the Company commenced negotiations to acquire certain assets of MRC relating to MRC's sales, marketing and service of the PowerScribe products. On December 31, 1998, the Company entered into an Asset Acquisition Agreement with MRC pursuant to which it acquired certain fixed assets, license agreements, intellectual property, advertising materials and other property used by MRC to market, sell and service the PowerScribe products. In consideration of the assets described above, the Company agreed to pay MRC at closing $219,833, less amounts then owed to the Company, plus $133,333 per month for each of the three months immediately following the closing, less certain credits.

Acquisition of Papyrus

         In connection with the Company's acquisition of Papyrus Associates, Inc., and Papyrus Development Corp. (collectively, "Papyrus"), in October 1998, the Company incurred debt obligations in the form of promissory notes to the former shareholders of Papyrus in the aggregate amount of $1,710,000. With respect to $1,632,375 of the notes, the holders thereof have agreed to accept an aggregate payment of $1,188,909 in full satisfaction of the notes, if paid before August 31, 1999.

         After the Papyrus Acquisition, the former shareholders of PAI and PDC, constituting 10 persons, beneficially owned less than 1% of the total 61,697,747 shares of the Company's common stock then issued and outstanding. Of the 3,111,114 shares of the stock issued in the Papyrus Acquisition, 311,106 shares were placed in an escrow against which any claims by the Company for breach of warranty against Papyrus could be asserted. After the Papyrus Acquisition closed, the Company investigated some of the representations and warranties made by Papyrus to induce the Company to acquire Papyrus. The Company determined that certain of the representations made by Papyrus and the executive officers of Papyrus were not accurate. At about the same time, the Company began negotiations with the former executive officers of Papyrus. On February 26, 1998, the Company filed an action against Papyrus in the United States District Court for the District of Utah, Central Division (the "Utah Action"). In the Utah Action, the Company alleged claims for misrepresentation, negligent misrepresentation, breach of contract, breach of the implied covenant of good faith and fair dealing and rescission. On March 11, 1999, three of the former shareholders of Papyrus filed an action against the Company in the United States District Court for the District of Massachusetts, alleging a default under the terms of the promissory notes issued to them in connection with the Papyrus Acquisition. On April 8, 1999, a fourth former Papyrus shareholder filed an action against the Company in the United States District Court for the District of Massachusetts alleging a default under the terms of the promissory notes issued to him in connection with the Papyrus Acquisition and seeking additional remedies including violation of Massachusetts unfair and deceptive acts and practices statutes and copyright infringement. On April 13, 1999, a fifth former Papyrus shareholder filed a similar action in Massachusetts. The Company has entered into agreements with the five former Papyrus shareholders for dismissal of the Massachusetts actions and the Utah Action upon payment to the former shareholders of $1,188,909 (the "Settlement Payment") an amount equal to approximately 75% of the balance due them under the notes issued to them in the Papyrus Acquisition, and return for cancellation by the Company of approximately 970,000 shares of restricted common stock issued in the Papyrus Acquisition. This represents approximately 30% of the total number of shares of the Company's common stock originally issued to these shareholders in the Papyrus Acquisition. The Company must pay the Settlement Payment before August 31, 1999. If it does not, the Company and the five former Papyrus shareholders are free to pursue their respective claims.

Status of Acquisition Activities

         In addition to the transactions involving AcuVoice, Articulate and Papyrus in 1998, the Company also was in negotiations to acquire several other speech technology companies in 1998. The Company has now terminated all such acquisition discussions. The Company advanced money during 1998 to some of those acquisition candidates in anticipation of the completion of an acquisition transaction. The Company presently is pursuing the return of such loaned funds which amount, in the aggregate, is $245,000.

Financing Activities

         Series D and Series E Preferred Stock

         In March 1998, the Company completed a private placement (the "March 1998 Offering") of 6,666,666 shares of its restricted common stock to seven separate investment funds. The total purchase price to be paid by the investors pursuant to the March 1998 Offering was $30,000,000. Of that amount, $15,000,000 was paid to the Company on March 12, 1998, in return for which the Company issued a total of 3,333,333 shares of restricted stock, pro rata to the investors in proportion to the total amount of the purchase price paid by them. Finders' fees of $870,000 were paid in connection with the $15,000,000 received. The proceeds of that offering were used to fund the AcuVoice Acquisition and for operating capital. The remainder of the purchase price was to be paid by the investors on July 27, 1998 (60 days after the effectiveness of a registration statement that the Company filed with the Securities and Exchange Commission covering the common stock issued and issuable to the investors (the "Second Funding Date")), provided that, as of such date, certain conditions were satisfied. Additionally, the investors in the March 1998 Offering acquired certain "reset" rights pursuant to which the investors would receive additional shares of restricted common stock if the average market price of the Company's common stock for the 60-day periods following the initial closing date and the Second Funding Date did not equal or exceed $5.40 per share. On August 31, 1998, the Company and the investors in the March 1998 Offering restructured the reset provision whereby the Company issued 608,334 shares of Series D 4% Convertible Preferred Stock ("Series D") and 1,390,476 shares of common stock for (i) the relinquishment of the investors' contractual right to receive reset shares in connection with the $15,000,000 received in March 1998, and an additional
$3,000,000 received in June and August 1998. On that same date, the Company issued 500,000 additional shares of Series D in consideration for the investment of $10,000,000 of additional funds by the investors. These proceeds were used primarily to finance the Articulate Acquisition.

         Effective September 30, 1998, the Company entered into an agreement with two of the investors in the March 1998 Offering whereby the Company issued 100,000 shares of the Company's Series E 4% Convertible Preferred Stock ("Series E") for $2,000,000. Additionally, the Company issued to the purchasers of the Series E a total of 150,000 additional shares of Series E in exchange for which those purchasers surrendered a total of 150,000 shares of Series D.

         Subsequently, on November 13, 1998, the Company sold 50,000 additional shares of Series D on the same terms and conditions as the August 31, 1998 agreement.

         Each share of Series D and Series E is convertible into that number of shares of common stock as determined by dividing $20 by the lesser of any of the following (at the option of the converting holder):

         1.       $3.50, or

         2.       the lesser of

                  o        $2.3375 (for the Series D) or $1.4369 (for the Series
                           E) which amounts constitute 110% of the average per share closing bid prices for 15 trading days immediately preceding the dates of the Series D and Series E Agreements, respectively; or

                  o        90% of the  average  of the  three  lowest  per share
                           closing  bid  prices   during  the  22  trading  days
                           immediately preceding the conversion date.

         If the converting holder elects conversion option 1, in addition to the shares of common stock issued upon the conversion, the converting holder will receive a warrant to purchase 0.8 shares of common stock. Those warrants will have an exercise price that will be 120% of the per share closing bid price of the common stock on the date the warrants are issued and will have a three-year term. Any shares of Series D or Series E not converted as of August 31, 2001 will automatically be converted to common stock according to whichever of the conversion formulas described above yields the greatest number of shares of common stock.

         As part of the Series D and Series E transactions, the Company agreed that it would register the shares of common stock issuable upon conversion of the Series D and Series E or the exercise of any warrants issued upon conversion for public resales by the converting or exercising holder. On November 19, 1998, the Company filed a registration statement with the Securities and Exchange Commission on Form S-3 to register the sale by the holders of the Series D and Series E of up to 58,623,442 shares of the Company's common stock (File No. 333-67573). The shares covered by the registration statement are the shares of common stock issued or issuable by the Company upon the conversion of the Series D or Series E, or the exercise of the warrants, if any warrants are issued. That registration statement has not yet been declared effective.

         When the registration statement is declared effective, the selling stockholders will be able to sell the Company's shares issued upon conversion of the Series D and Series E preferred stock in public transactions or otherwise, on the Nasdaq SmallCap Market or in privately negotiated transactions. Those resales may be at the then-prevailing market price or at any other price the selling stockholders may negotiate.

         December 1998 Private Placement of Common Stock

         On December 22, 1998, the Company completed a private placement of 1,801,802 shares of common stock. Additionally, for each share of common stock issued, the Company issued one "Repricing Right" that entitles the holder thereof to receive upon exercise additional shares of the Company's common stock for no additional consideration according to a formula that is related to the then-prevailing market price of the Company's common stock. The Company also issued 200,000 common stock purchase warrants in connection with this transaction. The number of additional shares of common stock issuable upon exercise of the Repricing Rights is determined by multiplying the number of Repricing Rights exercised by the following fraction:

                        (Repricing Price - Market Price)
                        --------------------------------
                                 Market Price

"Market Price" means the lowest closing bid price of common stock, as quoted on the Nasdaq Small Cap Market, during the 15 consecutive trading days immediately preceding the exercise date. "Repricing Price" means:

         $1.3875 from March 22, 1999 to and  including  April 21, 1999,
         $1.3986 from April 22, 1999 to and including May 21, 1999,
         $1.4097 from May 22, 1999 to and including June 20, 1999,
         $1.4208 from June 21, 1999 to and including July 20, 1999, and
         $1.4319 at any time after July 20, 1999 until the expiration of the Repricing Rights.

         The investor that purchased the common stock in the December 1998 private placement has the right, upon the occurrence of a "Major Transaction" or "Triggering Event" as those terms are defined in the transaction documents to require the Company to repurchase all or a portion of such holder's common shares or Repricing Rights at a price equal to (i) for each common share with an associated Repricing Right, the greater of (A) 125% of the purchase price and
(B) the sum of (I) the purchase price and (II) the product of (x) the Repricing Rate of the Repricing Right on the date of such holder's delivery of a notice of repurchase and (y) the last reported sale price of the common stock on the date of such holder's delivery of a notice of repurchase, (ii) for each Repricing Right without the associated share of common stock, the product of (x) the Repricing Rate of the Repricing Right on the date such holder's delivery of a notice of repurchase and (y) the last reported sale price of the common stock on the date of such holder's delivery of a notice of repurchase and (iii) for each common share without an associated Repricing Right, 125% of the purchase price. One of the several events described in the transaction documents as a "Triggering Event"is the suspension from listing or delisting of the common stock from The Nasdaq SmallCap Market for a period of three trading days. In March 1999, trading in the Company's common stock was temporarily halted for more than three days. Trading resumed within five trading days, and the Company has not been notified that the holders of the common stock and Repricing Rights desire to exercise any repurchase rights they may have.

         Series C 5% Convertible Debentures

         On January 29, 1999, the Company entered into a Securities Purchase Agreement with four investors pursuant to which the Company sold its Series C 5% Convertible Debentures in the aggregate principal amount of $4,000,000. The outstanding principal amount of the debentures is convertible at any time at the option of the holders into shares of the Company's common stock at a conversion price equal to the lesser of $1.25 or 80 percent of the average of the closing bid price of the Company's common stock for the five trading days immediately preceding the conversion date. The Company recorded $687,500 as interest expense upon the issuance of the debentures in connection with this beneficial conversion feature. The Company also issued 400,000 warrants to purchase an equal number of the Company's common stock at a strike price of $1.25 per share in connection with this financing. The warrants are exercisable for a period of three years from the date of grant. The estimated fair value of the warrants of $192,000, as computed under the Black-Scholes pricing model, was recorded as interest expense upon the issuance of the debentures. On March 3, 1999, the Company executed a supplemental agreement pursuant to which the Company agreed to sell another $2,500,000 principal amount of Series C 5% Convertible Debentures on the same terms and conditions as the January 29, 1999 agreement, except no additional warrants were issued. The Company recorded $1,062,500 as interest expense upon the issuance of the supplemental debentures in connection with its beneficial conversion feature. The obligations of the Company for repayment of the debentures, as well as its obligation to register the common stock underlying the potential conversion of the debentures and the exercise of the warrants issued in these transactions, are personally guaranteed by two individuals who are executive officers and directors and one individual who is a director of the Company. In connection with the March 3, 1999 funding, the Company agreed to grant a lien on the patent covering the Company's Automated Speech Recognition technologies as collateral for repayment of the debentures. However, to date no lien on the patent has been granted.

Grants Of Stock Options

         During the year ended December 31, 1998, the Company granted options to purchase 6,414,782 shares of common stock. Of such options, 450,000 (having an exercise price of $5.16 per share) and 1,200,000 (having an exercise price of $1.18 per share) were granted to three individuals who are executive officers and directors of the Company; 1,600,000 (having an exercise price of $1.18 per share) were granted to directors and 400,000 (having an exercise price of $1.18 per share) were granted to two officers of the Company, 360,000, 1,595,000, and 617,950 options were granted to a director and various employees at exercise prices of $3.34, $1.00, and $6.50 per share, respectively, and 100,000 options were granted to an unrelated party for services with an exercise price of $3.75 per share. The term of all of these stock options is ten years from the date of grant. Additionally, the Company agreed to issue options to purchase 91,832 shares of common stock in exchange for stock options granted in connection with the acquisition of Articulate. Of these options, 58,678 are exercisable at a price of $0.83 per share and have expiration dates ranging from June 1, 2000 to November 2, 2002. During the year ended December 31, 1998, 35,000 options previously outstanding were exercised, and 1,067,000 options previously outstanding were forfeited.

         During the three months ended March 31, 1999, the Company granted 753,000 stock options to employees and 9,500 stock options to two consultants at exercise prices ranging from $1.28 to $1.78 per share. The term of all options granted during this three month period is ten years from the date of grant. Of the stock options issued, 725,834 vested immediately, 18,334 vest six months after issuance and 18,332 vest one year after issuance. The weighted average fair value of the options granted to employees during the three months ended March 31, 1999 was $1.31 per share using the Black-Scholes pricing model. Had compensation expense of these options been recorded in accordance with the method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been $11,406,432 or $0.18 per share. As of March 31, 1999, the Company had a total of 16,419,282 options outstanding.

The Synergetics Transaction

         Prior to March 1997, the Company's scientific research and development activities were conducted solely by a third party, Synergetics, Inc. ("Synergetics"), pursuant to product development and assignment contracts (collectively, the "Synergetics Agreement"). Under that arrangement, Synergetics provided personnel and facilities, and the Company financed the scientific research and development activities on an as-required basis. There was no minimum requirement or maximum limit with respect to the amount of funding the Company was obligated to provide to Synergetics and the Company was obligated to use its best efforts in raising all of the necessary funding for the development of the ASRT. Moreover, under the Synergetics Agreement, the Company was obligated to pay to Synergetics a royalty of 10% (the

"Royalty") of net revenues from sales of products incorporating Synergetics' "VoiceBox" technology as well as technologies derivatives thereof. Synergetics compensated its developers and others contributing to the development effort by granting project shares to share in royalty payments received by Synergetics ("Project Shares"). On March 13, 1997, the Company and Synergetics reached an agreement in principle to modify the Synergetics Agreement (the "Modification Terms") with regard to the development and assignment of the ASRT. On April 6, 1998, the Company and Synergetics entered into a Royalty Modification Agreement to finalize the Modification Terms. Under the terms of the Royalty Modification Agreement, the Company agreed to offer an aggregate of 4,800,000 non-transferable common stock purchase warrants to the holders of the Project Shares in consideration for which Synergetics agreed to cancel any further obligation on the part of the Company to pay the Royalty. The exercise price of the warrants is $10 per share. The Company has agreed to register the shares of common stock underlying the warrants. No warrants will be offered to the holders of the Project Shares until such time as the registration statement relating to such shares has been declared effective by the Securities and Exchange Commission. After issuance, the warrants will not be exercisable until the first to occur of (i) the date that the per share closing bid price of the common stock is equal to or greater than $37.50 per share for a period of 15 consecutive trading days, or (ii) September 30, 2000. In addition, the warrants will become immediately exercisable in the event of a merger or similar transaction in which the Company is not the surviving entity or the sale of substantially all of the Company assets.

Termination of Financing Relationship

         For several years, the Company has maintained a relationship with a major regional federally insured financial institution pursuant to which the Company borrowed against its own funds on deposit with the institution. Borrowings under this arrangement accrued interest at a rate approximately 1% greater than the rate of interest earned by the Company on its funds on deposit with the institution. In order to reduce interest expenses, on January 8, 1999, the Company applied its deposit account in the amount of $20,024,109 against the unpaid loan balance of $20,046,776, resulting in an unpaid loan balance of $22,667, which amount subsequently was paid by the Company.

Resignation of Stephen M. Studdert as Chief Executive Officer

         On January 26, 1999, Stephen M. Studdert resigned as the Company's Chief Executive Officer. On April 30, 1999, Mr. Studdert resigned as Chairman of the Board of Directors of the Company, but continued to serve as a member of the Board. Also on April 30, 1999, Thomas A. Murdock, the Chief Executive Officer of the Company, was elected Chairman of the Board of Directors. In connection with Mr. Studdert's resignation, the Company entered into a separation agreement with Mr. Studdert under which Mr. Studdert released the Company from all claims and obligations under his Employment Agreement, and the Company agreed to pay Mr. Studdert $250,000 per year through January 31, 2001, and $100,000 for the year ended January 31, 2002. In May 1999, Mr. Studdert tendered his resignation from the Board of Directors, effective July 15, 1999.

Properties of the Company

         The Company owns no real property. Commencing in October 1996, the Company leased a 25,600 square foot facility in Draper, Utah, from an unaffiliated third party at which it conducts its principal scientific research and development activities and operates its Interactive Technologies Solutions Group. The Company's lease of that facility is for a term of 8 years. Provided that the Company is not in default under the lease, the Company has the option to extend the lease for 5 additional years. The average base monthly lease payment over the 8-year life of the lease for that facility is $28,389.

         In addition to the Draper facility, the Company sub-leases office space on a month-to-month basis at market rates for its corporate headquarters and administrative operations in Salt Lake City, Utah, from SCC. SCC is owned and controlled by three individuals who are executive officers and directors of the Company. The three executive officers of the Company have personally guaranteed this lease in favor of SCC's landlord. The base monthly rental for the sub-leased space during 1998 was approximately $10,369, plus reimbursable direct expenses for the use of telephone, facsimile, photocopy and other business equipment. The Company anticipates continuing the month-to-month sublease agreement with SCC for 1999 whereby the Company will pay the actual monthly rental and common area fees incurred by SCC.

         The Company also leases approximately 10,000 square feet of office space in Cupertino, California. The lease on this space is for 5 additional years, with rent of $24,412 per month. The Company is presently seeking to sublease all or part of this space. In the event the Company can sublease all of the space, it will seek to relocate its operations in California to a smaller facility.

         The Company leases approximately 16,810 square feet of office space in Woburn, Massachusetts, at which it conducts the operations of its Health Care Solutions Group. This lease extends through November 1999, and monthly rents are $22,343. If the Sale, as discussed more fully in the section "Stockholder Consent Resolution: Sale of the HealthCare Solutions Group" is approved by the Stockholders of the company and closes, this lease is to be assumed by the party purchasing the HSG.

         The Company believes that the facilities described above are adequate for its current needs.

Legal Proceedings

         Clarke - On August 28, 1998, John R. Clarke and Perpetual Growth Fund, a company Clarke's spouse purportedly owns, commenced an action against the Company in federal court for the Southern District of New York. Clarke and Perpetual Growth asserted claims for breach of contract relating to certain financing the Company received during 1998. Specifically, Clarke and Perpetual Growth allege that they entered into a contract with the Company under which the Company agreed to pay them a commission of five percent of all financing provided to the Company by Southridge Capital Management or its affiliates. Clarke and Perpetual claim that they are entitled to commissions with respect to approximately $3,000,000 of equity financing to the Company in July and August 1998, and the Company's offerings of Series D and Series E preferred stock, totaling together $12,000,000, in August and September 1998.

         The Company believes that the Clarke lawsuit is without merit and filed a motion to dismiss based upon the court's lack of personal jurisdiction over the Company. The court granted the Company's motion to dismiss. Clarke and Perpetual Growth have appealed the dismissal. The Company has filed a suit against Clarke and Perpetual Growth in federal court for the Central District of Utah seeking a declaratory judgment that it does not owe any money to Clarke and Perpetual Growth. Now that the action in New York has been dismissed, the Company intends to pursue the Utah action. However, on appeal, the lawsuit in New York could be reinstated, and Clarke and Perpetual Growth could prevail in that lawsuit, or in the suit filed in Utah, in which case the Company may be required to pay significant amounts of money damages awarded by the court.

         Papyrus - After the Papyrus acquisition closed in October 1998, the Company investigated some of the representations and warranties made by Papyrus to induce the Company to acquire Papyrus. The Company determined that certain of the representations made by Papyrus and their executive officers appear to be false. At about the same time, the Company began negotiations with the former executive officers of Papyrus. On February 26, 1999, the Company filed an action against Papyrus in the United States District Court for the District of Utah, Central Division, wherein the Company alleged claims for misrepresentation, negligent misrepresentation, breach of contract, breach of the implied covenant of good faith and fair dealing and rescission. On March 11, 1999, three of the former shareholders of Papyrus filed an action against the Company in the United States District Court for the District of Massachusetts, alleging a default under the terms of the promissory notes issued to them in connection with the Papyrus Acquisition. On April 2, 1999, the three former Papyrus shareholders filed an amended complaint against the Company seeking additional remedies including violation of Massachusetts unfair and deceptive acts and practices statutes and copyright infringement. On April 8, 1999, a fourth former Papyrus shareholder filed an action against the Company alleging a default under the terms of the promissory notes issued to him in connection with the Papyrus acquisition and seeking additional remedies including violation of Massachusetts unfair and deceptive acts and practices statutes and copyright infringement. On April 13, 1999, a fifth former Papyrus shareholder filed a similar action in Massachusetts. Subsequently, the Company has entered into agreements with the five former Papyrus shareholders for dismissal of the actions and cancellation of the promissory notes upon payment to the former shareholders of $1,188,909 (the "Settlement Payment") and return for cancellation by the Company of approximately 970,000 shares of restricted common stock issued to the five former shareholders in the acquisition. The Company must pay the Settlement Payment on or before August 31, 1999. Alternatively, if this Definitive Proxy Statement has been submitted to the Company's shareholders on or before August 31, 1999, the Company may have until September 30, 1999, to pay the Settlement Payment. If the Company does not do so, the Company and the five former Papyrus shareholders are free to pursue their respective claims.

         Apple Computer, Inc. - In February 1993, Articulate received a patent (the "303 patent") for a product which would allow the user of an Apple
MacIntosh to create spoken commands which the computer would recognize and respond to. Soon after the 303 patent was issued, Articulate put Apple Computer, Inc. ("Apple") on notice that Apple's "PlainTalk" product infringed the 303 patent. When Apple ignored Articulate's notices, Articulate sued Apple. Apple responded to the suit by suing Articulate and Dragon Systems, Inc., which suit was subsequently dismissed. The Company acquired Articulate's claims against Apple in the Articulate acquisition. The Company has completed discovery in the action pending against Apple and is awaiting the scheduling of a trial.

         In addition to the above, the Company is involved in various lawsuits, claims and actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not materially affect the consolidated financial position or results of operations of the Company.

Market Price of and Dividends on the Company's Common Stock

         Market information

Fonix common stock is listed on the Nasdaq SmallCap Market under the trading symbol FONX. The following table shows the range of high and low sales price information for the Company's common stock as quoted on Nasdaq for the four quarters of calendar 1998 and 1997. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                     Calendar Year 1999                Calendar Year 1998                 Calendar Year 1997
                  High              Low              High              Low              High              Low

First Quarter     $ 3.31            $ 0.69           $ 6.50            $ 3.50           $ 9.00            $7.13
Second Quarter    $ 0.94            $ 0.25           $ 6.34            $ 3.00           $ 8.75            $6.50
Third Quarter        -                 -             $ 4.00            $ 1.12           $ 7.44            $6.50
Fourth Quarter       -                 -             $ 2.63            $ 0.94           $ 7.00            $2.88

         The high and low sales prices for the Company's common stock on July 1, 1999, were $0.3125 and $0.2500, respectively. As of July 9, 1999, there were approximately _______ holders of the Company's common stock.

         The Company has never declared any dividends on its common stock and it is expected that earnings, if any, in future periods will be retained to further the development and sale of the Company's human-computer interaction technologies and products. No dividends can be paid on the common stock of the Company until such time as all accrued and unpaid dividends on the Company's preferred stock have been paid.

Selected Financial Data

         The selected consolidated financial data set forth below is derived from the Company's consolidated statements of operations and balance sheets for the years ended December 31, 1998, 1997, 1996, 1995 and 1994. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                                                                 For the Year Ended December 31,
                                                        1998            1997           1996            1995            1994
                                                   -------------- ---------------- -------------  --------------  --------------
Statement of Operations Data:
Revenues                                           $    2,889,684  $           --   $        --    $         --    $         --    -
General and administrative expenses                    12,612,015       12,947,112     3,530,400       3,553,665       1,339,987
Research and development expenses                      13,620,748        7,066,294     4,758,012       2,704,165       2,522,090
Purchase of in-process research and  development       13,136,000              --            --              --              --
Loss from operations                                 (36,555,423)     (20,013,406)   (8,288,412)      (6,257,830)     (3,862,077)
Other income (expense)                                (6,563,359)      (1,558,678)       458,904         (88,067)        (52,262)
Gain (loss) on extraordinary item                             --         (881,864)           --           30,548              --
Net loss                                             (43,118,782)     (22,453,948)   (7,829,508)      (6,315,349)     (3,914,339)
Basic and diluted net loss per common share        $       (0.91)  $        (0.59)  $     (0.21)   $       (0.30)   $      (0.28)
Weighted average number of common shares
     outstanding                                       52,511,185      42,320,188    36,982,610       21,343,349      14,095,000



                                                                 As of December 31,
                                     ---------------------------------------------------------------------------
                                         1998           1997            1996            1995           1994
                                     ------------- --------------  --------------  -------------- --------------
Balance Sheet Data:
Current assets                         $ 20,715,206   $ 21,148,689    $ 23,967,601     $ 7,912,728    $ 2,150,286
Total assets                             61,989,927     22,894,566      25,331,270       7,984,306      2,150,286
Current liabilities                      35,394,181     20,469,866      19,061,081       6,674,572      4,117,995
Long-term debt, net of current portion          --          52,225             --              --             --
Stockholders' equity (deficit)           24,765,746      2,372,475       6,270,189       1,309,734     (1,967,709)

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF MARCH 31, 1999

THIS PROXY STATEMENT CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED BY THE COMPANY AND DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.

Overview

         The Company is a development-stage company engaged in marketing and development of proprietary automated speech recognition ("ASR"), text-to-speech ("TTS") and handwriting recognition technologies and products which may be licensed in whole or in part to third parties. The Company aims to make commercially available a comprehensive package of products and technologies that allow humans to interact with computer and other electronic products in a more efficient, intuitive and natural way rather than through traditional methods such as the keyboard. Specifically, the Company has developed proprietary automated speech recognition and related technologies such as text-to-speech (speech synthesis), handwriting recognition and speech compression. These technologies, as developed to date, use speech recognition techniques that include the use of a proprietary neural network method. Neural networks are computer-based methods which simulate the way the human brain processes information. The Company licenses its technologies to and has entered into co-development relationships and strategic alliances with third parties including producers of application software, operating systems, computers and microprocessor chips.

Outlook

         Corporate Objectives, Technology Vision and Acquisition Strategy

         The Company has positioned itself as a developer of "next generation" speech and human-computer interface technologies that will provide multiple product solutions for business, consumer and service applications. The Company's management team has assembled leading talents in the ASR, TTS, handwriting recognition and other arenas related to these technologies. The Board of Directors and management have developed a business strategy that identifies the Company's strengths and objectives, outlines a vision of the next major market opportunities in the computer, telephony and electronics industries and articulates a corporate and technology strategy that includes strategic alliances, collaborative development agreements, strategic acquisitions and, ultimately, marketing a suite of Fonix-branded products.

         The Company believes that its Core Technologies will be the platform for the next generation of automated speech technology and products. Most speech recognition products offered by other companies are based on technologies such as HMM, that are largely in the public domain and represent nothing particularly "new" or creative. The Fonix Core Technologies are based on proprietary, patented technology. The Company will continue to seek patent protection of the Core Technologies as well as technologies and inventions derived from the knowhow, technologies and products obtained with the acquisition of AcuVoice, Articulate and Papyrus. Management believes this strategy will set the Company's advanced human computer interaction products apart from the competition.

         The Company is determined to become a multi-market, multi-product enterprise offering advanced speech and human-computer interface technologies for business, consumer and service applications. Advanced human-computer interface technologies and multi-modal systems include:

         o        speech recognition and synthesis
         o        speaker identification and verification
         o        handwriting recognition
         o        pen and touch screen input
         o        natural language understanding

Anticipated products incorporating such advanced multi-modal human computer interface technology include the following:

         o        PCs and PDAs
         o        cellular phones
         o        automotive and home environment speech controls
         o        automated information and transaction kiosks
         o        telephone systems with natural dialogue and gesture controls
         o        smart consumer appliances and electronics
         o speech and pen-based computers utilizing handwriting and cursive recognition
         o        interactive education and entertainment systems
         o        redesigned appliances
         o        toys and games

         This next generation technology presents important product and service opportunities for companies like the Company in a variety of industry segments, including:

         o        semiconductors
         o        health care
         o        telecommunications
         o        computers
         o        software
         o        consumer electronics
         o        entertainment
         o        automotive

         The Company is a technology company. Since its inception, the Company has focused on the development of its Core Technologies and related complementary technologies, including those technologies obtained in connection with the acquisitions of AcuVoice, Articulate and Papyrus. The Company will pursue the development of advanced speech and computer-interface technologies that will enhance or may be enhanced by its own Core Technologies. The Company will pursue this development through strategic alliances, such as the Siemens agreement in the telecommunications industry, and through collaborative research arrangements such as its agreements with Oregon Graduate Institute and Brigham Young University.

         As the Company proceeds to implement its strategy and to reach its objectives, it anticipates that it will continue to realize several benefits for itself and for its shareholders. In addition, the Company expects further development of complementary technologies, added product and applications development expertise, access to market channels and additional opportunities for strategic alliances in other industry segments.

         The strategy described above is not without risk, and shareholders and others interested in the Company and its common stock should carefully consider the risks contained the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

Results of Operations

         Three months ended March 31, 1999 compared with three months ended March 31, 1998

         During the three months ended March 31, 1999, the Company recorded revenues of $1,110,332, a decrease of $185,453 over the same period in the previous year. In the 1998 comparable period the Company received its first revenues of $1,295,785, of which, $1,291,712 was paid by Siemens as a non-refundable license fee. The 1999 revenues are primarily from sales and licensing fees related to the PowerScribe dictation product and TTS technologies and products.

         The Company incurred product development and research expenses of $2,971,279 during the three months ended March 31, 1999, an increase of $270,076 over the same period in the previous year. This increase was due primarily to the addition of product development and research personnel, equipment, facilities and the operations of the Interactive Technologies and HealthCare Solutions Groups. The Company anticipates similar or increased product development and research costs as it continues to develop and market the applications and products offered by its HealthCare Solutions and Interactive Technologies Solutions Groups.

         Selling, general and administrative expenses were $3,675,561 and $1,380,080 , respectively, for the three months ended March 31, 1999 and 1998. Salaries, wages and related costs were $2,093,626 and $716,550 for the three months ended March 31 1999 and 1998, respectively, an increase of $1,377,076. This increase is attributable to increases in personnel costs resulting from the acquisitions of AcuVoice, Articulate and Papyrus. Legal and accounting expenses increased $238,692, marketing expenses increased $336,668 and consulting and outside services increased by $94,094.

         Amortization of goodwill and purchased core technologies were $1,287,581 and $98,783 , respectively, for the three months ended March 31, 1999 and 1998 representing an increase of $1,188,798. This increase is primarily attributable to the amortization of intangible assets acquired in connection with the acquisitions of AcuVoice, Articulate and Papyrus.

         The Company incurred losses from operations of $7,049,528 and $12,199,281 during the three months ended March 31, 1999 and 1998, respectively. The decrease in losses from operations is due primarily to the $9,315,000 charge for in-process research and development costs during the three months ended March 31, 1998, offset in part by increases in general and administrative expenses and amortization expense. The Company anticipates that its investment in ongoing scientific product development and research will continue at present or increased levels for at least the remainder of fiscal 1999, assuming availability of working capital.

         Net other expense was $2,245,333 for the three months ended March 31, 1999, an increase of $2,204,886 over the three months ended March 31, 1998. This increase was due primarily to increased interest expense of $1,955,455 due to financing costs associated with the issuance of the Series C 5% Convertible Debentures.

Liquidity and Capital Resources

         The Company must raise additional funds to be able to satisfy its cash requirements during the next twelve months. The scientific research and development, corporate operations and marketing expenses will continue to require additional capital. In addition, the Company's recent acquisitions of AcuVoice, Articulate, and Papyrus place further requirements on the Company's limited cash resources. Because the Company presently has only limited revenue from operations, the Company intends to continue to rely primarily on financing through the sale of its equity and debt securities or sales of existing technologies or businesses to satisfy future capital requirements until such time as the Company is able to enter into additional acceptable third party licensing or co-development arrangements such that it will be able to finance ongoing operations out of license, royalty and sales revenue. There can be no assurance that the Company will be able to enter into such agreements. Furthermore, the issuance of equity securities or other securities which are or may become convertible into equity securities of the Company in connection with such financing (or in connection with acquisitions) would result in dilution to the stockholders of the Company which could be substantial.

         The Company had negative working capital of $13,903,731 at March 31, 1999 compared to negative working capital of $14,678,975 at December 31, 1998. The current ratio was 0.10 at March 31, 1999, compared to 0.59 at December 31, 1998. Current assets decreased by $19,221,364 to $1,493,842 from December 31, 1998 to March 31, 1999. Current liabilities decreased by $19,996,608 to $15,397,573 during the same period. The increase in working capital from December 31, 1998 to March 31, 1999, was primarily attributable to the payment of notes payable and other accrued liabilities from the proceeds of the Series C 5% Convertible Debentures. Total assets were $41,261,363 at March 31,1999 compared to $61,989,927 at December 31, 1998.

         During the three months ended March 31, 1999, the Company granted 753,000 stock options to various employees and 9,500 stock options to two consultants at exercise prices ranging from $1.28 to $1.78 per share. The term of all options granted during this three month period is ten years from date of grant. As of March 31, 1999, the Company had a total of 16,419,282 options outstanding.

         From its inception, the Company's principal source of capital has been private and other exempt sales of the Company's debt and equity securities. On January 29, 1999, the Company entered into a Securities Purchase Agreement with four investors pursuant to which the Company sold its Series C 5% Convertible Debentures (the "Debentures") in the aggregate principal amount of $4,000,000. The outstanding principal amount of the Debentures is convertible at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to the lesser of $1.25 or 80% of the average of the closing bid price of the Company's common stock for the five trading days immediately preceding the conversion date. The Company also issued 400,000 warrants in connection with this financing. The warrants entitle the holders to purchase up to 400,000 shares of the Company common stock at an exercise price of $1.25 per share. On March 3, 1999, the Company executed a Supplemental Agreement pursuant to which the Company agreed to sell an additional $2,500,000 principal amount of the Debentures on the same terms and conditions as the January 29, 1999 agreement, except no additional warrants were issued. Gross proceeds to the Company from these two transactions were $6,500,000.

         The obligations of the Company for repayment of the Debentures, as well as its obligation to register the common stock underlying the potential conversion of the Debentures and the exercise of the warrants issued in these transactions, were personally guaranteed by Thomas A. Murdock, Roger D. Dudley (each of whom are executive officers and directors of the Company) and Stephen
M. Studdert (director of the Company) (collectively, "Guarantors"). The personal guarantees of these Guarantors were secured by a pledge of 6,000,000 shares of The Company's common stock beneficially owned by them and held in the name of Thomas A. Murdock, Trustee. In connection with the Supplemental Agreement, the Company agreed to pledge as collateral for repayment of the Debentures, a lien on the patent covering certain ASR technologies. At the present time the Company has not executed a security agreement in favor of the investors describing the patent. In connection with the guaranty and the pledge of The Company's common stock given by Guarantors, the Company agreed to indemnify and hold them harmless in the event of a default that results in any payment or other liability or damage incurred by any of them. In consideration for the guaranty and pledge by Guarantors, the Company also agreed to grant each of them common stock purchase warrants to purchase 666,666 shares of common stock at a price of $1.59 per share. However, the Guarantors have declined the grant of these warrants. On or about April 6, 1999, the holders of the Debentures notified the Company and Guarantors that Guarantors were in default under the terms of the pledge, and that the holders intended to exercise their rights to sell some or all of the pledged shares. At the present time, the Company has no knowledge of sales of Guarantors' shares by the holders of the debentures. However, if the holders proceed to sell some or all of Guarantors' shares, the Company may be obligated under its indemnity agreement in favor of Guarantors to issue shares to the Guarantors in replacement of all shares sold by the holders and to reimburse Guarantors for any income tax liability incurred as a result of the holders' sales of Guarantors' shares.

         During the three months ended March 31, 1999, 17,500 shares of Series D Convertible Preferred Stock and 45,072 shares of Series E Convertible Preferred Stock and related dividends were converted into 426,464 shares and 1,086,531 shares, respectively, of the Company's common stock.

         At December 31, 1998, the Company had a revolving note payable to a bank in the amount of $19,988,193. This note was due January 8, 1999, bore an interest rate of 6.00 percent, and was secured by a certificate of deposit in the amount of $20,000,000. The Company paid this revolving note in full, including accrued interest, on January 8, 1999 with proceeds from the certificate of deposit that secured the note and $22,667 in cash.

         At March 31, 1999, the Company had an unsecured revolving note payable to a bank in the amount of $50,000. Amounts loaned under the revolving note payable are limited to $50,000. The weighted average outstanding balance during the three months ended March 31, 1999 was $50,000. The weighted average interest rate was 9.75 percent during this period. This note is payable on demand, matures April 1, 2007, bears interest at a bank's prime rate plus 2.0 percent (9.75 percent at March 31, 1999) and requires interest to be paid monthly.

         At March 31, 1999, the Company had a note payable to a lender in the amount of $560,000 which bears interest at 18 percent per annum, which interest is payable monthly. The note payable was originally due January 2, 1999 and is secured by certain accounts receivable of the Company's HealthCare Solutions Group. The Company has extended the due date through May 28, 1999 by paying the lender accrued interest plus a fee of $5,600. The Company anticipates that it will request additional extensions of the due date. The note is personally guaranteed by two officers and a member of the Board of Directors of the Company.

         At March 31, 1999, the Company had unsecured demand notes payable outstanding to former Articulate stockholders in the aggregate amount of $4,658,980 related to the acquisition of Articulate in 1998. These notes were payable on demand any time after November 30, 1998. In December 1998, the holder of a $407,971 note demanded payment. In connection with this demand, the Company paid the holder a partial payment of $50,000 in 1998 and the holder agreed to extend the date on which demand could be made to March 15, 1999 and increase the interest rate to 11 percent per year. No additional demand has been given for payment of this note. In 1998, the Company also negotiated extensions of $986,481 of the notes to May 30, 1999 and adjusted the interest rate to 10 percent per year. During the three months ended March 31, 1999 and subsequent to March 31, 1999, the Company made partial payments of $50,000and $175,000, respectively, on a $2,535,235 note and agreed to pay the balance in connection with a sale of one of its operating segments.

         At March 31, 1999, the Company had unsecured demand notes payable outstanding to former Articulate employees in the aggregate amount of $452,900 and an accrued liability of $404,100 to the same employees. Both amounts are related to incentive compensation granted the employees for continued employment with the Company after the acquisition of Articulate in 1998. The demand notes bear interest at an annual rate of 8.5 percent and were payable upon demand after November 1, 1998. None of the holders of these notes has demanded payment. The Company has agreed to pay interest on these notes at 9 percent per year after November 1, 1998. No demand for payment has been made for the $404,100 by the former Articulate employees.

         At March 31, 1999, the Company had unsecured demand notes payable to former Papyrus stockholders in the aggregate amount of $1,710,000, which notes were issued in connection with the acquisition of Papyrus in 1998. The notes were payable in various installments from February 28, 1999 through September 30, 1999. In April 1999, the Company entered into agreements with five former Papyrus shareholders to reduce the aggregate amounts payable to them under these notes from $1,632,375 to $1,188,909, which amounts will be paid in connection with a sale of one of the Company's operating segments. The aggregate remaining balance of $77,625 of the notes payable to former shareholders of Papyrus will also be paid at the closing of the contemplated sale of the operating segment.

         At March 31, 1999, the Company had an unsecured revolving note payable in the amount of $184,839 in principal and $5,929 in accrued interest to SMD, a company owned by two individuals who are executive officers and directors and one individual who is a director of the Company and who each beneficially own more than 10 percent of the Company's common stock. The weighted average balance outstanding during the three months ended March 31, 1999 was $53,398. This revolving note is payable on demand and bears interest at an annual rate of 12 percent. The maximum amount outstanding under this revolving note during the period ended March 31, 1999 was $184,839. In 1999, advances to the three individuals in the amount of $59,986 were applied as a partial payment of this note.

         In December 1998, two individuals who are executive officers and directors and one individual who is a director of the Company ("Guarantors") guaranteed certain obligations of the Company. As security for some of the guarantees, the Guarantors also pledged shares of The Company's common stock beneficially owned by them. In March 1999, 143,230 of the shares previously pledged by the Guarantors to a bank were sold by the bank and the proceeds were used to pay Company credit card balances and the related accrued interest in full totaling $244,824. These amounts are now included in the unsecured revolving note payable to SMD described above.

         At March 31, 1999, the Company had an unsecured, non-interest bearing demand note payable in the amount of $100,000 to Synergetics, Inc. ("Synergetics"), a research and development entity. This note is payable on demand.

         At March 31, 1999, the Company had an unsecured note payable to an officer of the Company in the amount of $20,000, which bears interest at an annual rate of 10 percent and was due December 31, 1998. The holder of this note agreed to extend the due date to June 30, 1999.

         At March 31, 1999, the Company had an unsecured note payable to an officer of the Company in the amount of $43,691 which bears interest at an annual rate of 10 percent and is due on or before July 31, 1999. Subsequent to March 31, 1999, this same officer advanced an additional $25,000 to the Company under similar terms.

         On April 22, 1999, the Company and L&H entered into a loan agreement, (the "April Loan"), the terms of which provided that L&H would lend $1,100,000 to the Company at an interest rate of two percent above a defined prime rate. The Company has received the full amount of the April Loan. The principal and accrued interest are due on the earlier of July 28,1999, or the date the Sale is consummated, and is secured by the intellectual property of the HSG

         On May 19, 1999, the Company and L&H entered into an additional loan agreement (the "May Loan"), the terms of which provided that L&H would lend $4,900,000 to the Company at an interest rate of two percent above a defined prime rate. The May Loan is secured by the Company's common stock of Articulate, and to date, the Company has received $4,600,000 of the May Loan amount. The Company expects the remaining $300,000 to be received prior to the closing of the Sale. If, as of July 28, 1999, the Sale has not been consummated and L&H has breached any of its covenants or its representations and warranties, then the Company is obligated to pay accrued interest quarterly beginning August 1, 1999, and the principal will be due July 28, 2001. If, as of July 28, 1999, the Sale has not been consummated and the Company has breached any of its covenants or its representations and warranties or disclosed information to a third person in connection with a potential purchase of the HSG, then the Company is obligated to pay all accrued interest and the principal July 28, 1999. Under any other circumstances, all interest and principal shall be payable December 2, 1999.

         The Company anticipates that it will need to raise additional funds to satisfy its cash requirements during the next twelve months. Even taking into account expected revenues from the HealthCare Solutions and Interactive Technologies Solutions Groups, the Company's ongoing operating expenses will remain higher than revenues from operations at least through the first three quarters of 1999. Accordingly, the Company expects to incur significant losses until such time as it is able to enter into substantial licensing and co-development agreements and receive substantial revenues from such arrangements or from the operations of its recently acquired subsidiaries, of which there can be no assurance. Scientific research and development, corporate operations and marketing expenses will continue to require additional capital. The Company therefore intends to continue to rely primarily on financing through sales of its equity and debt securities to satisfy future capital requirements until such time as the Company is able to enter into additional third-party licensing or co-development arrangements such that it will be able to finance ongoing operations out of license, royalty and sales revenues. There can be no assurance that the Company will be able to sell its equity and debt securities such that sufficient operating capital will be available when and in the amounts needed. Furthermore, the issuance of equity securities or other securities which are or may become convertible to the equity securities of the Company in connection with such financing (or in connection with acquisitions) will result in dilution to the stockholders of the Company which could be substantial.

         The Company presently has no plans to purchase any new research and development or office facilities.

Year 2000 Issue

         Many computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems will need to be upgraded or replaced in order to comply with such Year 2000 requirements. The Company is subject to the risk that problems encountered with Year 2000 issues, either in its internal systems, technologies and products, or in external systems could adversely affect its operations and financial condition.

         In the ordinary course of its business, the Company tests and evaluates its technologies and software and hardware products. The Company believes that its technologies and products generally are Year 2000 compliant, meaning that the use or occurrence of dates on or after January 1, 2000 will not materially affect the performance of such technologies or products with respect to four digit date dependent data or the ability of such products to correctly create, store, process, and output information related to such data. However, the Company may learn that certain of its technologies or products do not contain all necessary software routines and codes necessary for the accurate calculation, display, storage, and manipulation of data involving dates. In addition, the Company has warranted or expects to warrant that the use or occurrence of dates on or after January 1, 2000 will not adversely affect the performance of its technologies or products with respect to four digit date dependent data or the ability to create, store, process, and output information related to such data. If the end users of any of the Company's technologies or products experience Year 2000 problems, those persons could assert claims for damages.

         The Company uses third-party equipment and software that may not be Year 2000 compliant. The Company is presently conducting a review of key products provided by outside vendors to determine if their products are Year 2000 compliant. Although that process is not yet completed, the Company presently believes that all software provided by third parties that is critical to its business is Year 2000 compliant. The Company expects to complete its review of all internal systems for Year 2000 compliance by June 30, 1999. If this third-party equipment or software does not operate properly with regard to the Year 2000 issue, The Company may incur unexpected expenses to remedy any problems. Such costs may materially adversely affect the Company's business, operating results, and financial condition. In addition, if The Company's key systems, or a significant number of its systems, fail as a result of Year 2000 problems the Company could incur substantial costs and disruption of its business. The Company may also experience delays in implementing Year 2000 compliant software products. Any of these problems may materially adversely affect the Company's business, operating results or financial condition.

         In addition, the purchasing patterns of the Company's licensees, potential licensees, customers and potential customers may be affected by Year 2000 issues. Many companies are expending significant resources to correct their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to license the Company's technologies or to purchase other products of the Company. This may adversely affect the Company's business, operating results, and financial condition.

                 Special Note Regarding Forward-Looking Statements

         Certain statements contained herein under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Outlook," including statements concerning (i) the Company's strategy, (ii) the Company's expansion plans, (iii) the market for and potential applications of the
Company's technologies, (iv) the results of research and development efforts, and (v) the growth of the Company's business contain certain forward- looking statements concerning the Company's operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not necessarily limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.


         Subsequent to the year ended December 31, 1997, in February 1998, the Company appointed Arthur Andersen LLP ("Andersen") to replace Deloitte & Touche LLP ("Deloitte") as independent auditors of the Company for the fiscal year ended December 31, 1997. Deloitte resigned as the Company's independent auditors on February 23, 1998.

         The report of Deloitte on the Company's consolidated financial statements for the year ended December 31, 1996, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that Deloitte's report on the consolidated financial statements for the year ended December 31, 1996 included an explanatory paragraph with respect to the Company being in the development stage and its having suffered recurring losses which raise substantial doubt about its ability to continue as a going concern.

         The decision to engage Andersen as the Company's independent auditors was approved by the Company's board of directors.

         In connection with the audit for the year ended December 31, 1996, and through March 31, 1999, the Company has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused it to make reference thereto in its report on the consolidated financial statements for such year.

         During the years ended December 31, 1996, 1997, and 1998, and through March 31, 1999, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

                       STOCKHOLDER CONSENT RESOLUTION:
               APPROVAL OF SALE OF HEALTHCARE SOLUTIONS GROUP

         The Board of Directors have recommended to the officers of the Company, and the officers of the Company have entered into an agreement for the sale by the Company of the operations and a significant portion of the assets of its HealthCare Solutions Group ("HSG"), headquartered in Woburn Massachusetts, to Lernout and Hauspie Speech Products N.V., a Belgian corporation with its principal place of business in Ieper, Belgium ("L&H"). The Company created the HSG by acquiring Articulate Systems, Inc. ("Articulate"), in September 1998, and the PowerScribe business unit of The MRC Group in December 1998.

Information about L&H and the HSG

         L&H is a global leader in advanced speech and language solutions for vertical markets, computers, automobiles, telecommunications, embedded products, consumer goods and the Internet. L&H is attempting to make the speech user interface the keystone of simple, convenient interaction between humans and technology, and is using advanced translation technology to break down language barriers. L&H provides a wide range of offerings, including: customized solutions for corporations; core speech technologies marketed to original equipment manufacturers; end user and retail applications for continuous speech products in horizontal and vertical markets; and document creation, human and machine translation services, Internet translation offerings, and linguistic tools. L&H's products and services originate in four basic areas: automatic speech recognition, text-to-speech, digital speech and music compression, and text-to-text (translation).

         The HSG is a leader in the application of advanced speech recognition technology to the healthcare market with its PowerScribe (R) ("PowerScribe") line of integrated dictation/transcription systems. The HSG produces and sells its PowerScribe dictation system to hospitals for radiology and emergency medicine applications. The HSG also supports and services the PowerScribe systems within the United States. PowerScribe, the winner of a 1998 Microsoft Healthcare Solution Award, cost-effectively and rapidly captures, transcribes, and manages dictated clinical information across a computer network.

Summary of the transaction

         On May 19, 1999, the Company entered into an Asset Purchase Agreement (the "Agreement") with L&H for the sale (the "Sale") of the operations and a significant portion of the assets of the HSG. The transaction calls for L&H to purchase the HSG for $24,000,000 with $19,000,000 in cash to be paid at closing and $5,000,000 of which will be escrowed for 18 months for potential indemnification of L&H against certain matters, including, but not limited to, breaches of representations, warranties, covenants and agreements made by the
Company in the Agreement. In addition to the $24,000,000, additional consideration may be paid over two years following the closing, as follows: (i) if L&H generates gross revenues of $9,000,000 from sales or licensing of PowerScribe branded products and services, together with products and services that include or incorporate PowerScribe technology (the "PowerScribe Products") during the first year it sells or licenses the PowerScribe Products, L&H will pay an additional $2,000,000 to the Company; and (ii) if L&H generates $20,000,000 of gross revenues from the sales or licensing of the PowerScribe Products during the second consecutive year it sells or licenses the PowerScribe Products, L&H will pay an additional $2,000,000 to the Company. The amount of consideration to be paid for the HSG was determined based on a discounted earnings multiple of the three-year projected operations of the HSG.

         The Company will not issue or receive any securities in connection with the sale of the HSG.

         The Sale is subject to certain exclusivity provisions set forth in the Agreement, under which the Company is required to use its best efforts to prevent its officers, directors, employees, and agents from discussing the Sale with any parties other than L&H, or from entering into discussions with any other entity regarding the sale of the HSG, except as specifically provided in the Agreement. Additionally, the Sale is conditioned, among other things, on the ratification and approval of the Sale by the holders of a majority of the issued and outstanding shares of common stock of the Company. Similarly, if the Company's Board of Directors withdraws or modifies its recommendation to the Company's


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



stockholders to enter into the transaction, either party may terminate the Agreement. Another condition to the Sale is that L&H is able to hire not fewer than 30 of the Company's employees who work in the HSG, and that such employees enter into noncompetition agreements with L&H. See "Material contracts between the Company and L&H - Noncompetition and Proprietary Information Agreements" below. As of July 2, 1999, the HSG employs 47 individuals.

         In the event the Sale is not consummated because the Company is unable to obtain stockholder consent or breaches any of its covenants, representations or warranties or discloses information to a third party in contemplation of sale to such third party, or because the Company's Board of Directors withdraws or modifies its recommendation to the Company's Stockholders, then the Company is obligated to pay up to $600,000 of the expenses incurred by L&H in connection with the contemplated Sale. In the event the Sale is not consummated because L&H breaches any of its covenants, representations or warranties, then L&H is obligated to pay up to $600,000 of the expenses incurred by the Company in connection with the contemplated Sale. Additionally, such failure to consummate the Sale would impact the due dates of certain loans from L&H to the Company. See "Material contracts between the Company and L&H Loan Agreements" below.

Business plan of the Company

         The Company's business plan is to produce and market a suite of Fonix-branded technologies for high value end-user products and applications and to license these technologies through strategic alliances. Potential partners include Internet content and service providers, consumer electronic manufacturers and independent software vendors. These partners can incorporate the Company's technology solutions to simplify the use of their own products. Multiple hardware and software platforms can be supported via the the Company's FAASTTM application development tool for embedded systems.

         Because of the Company's focus on forming new strategic partnerships and licensing opportunities for the development of its products and applications, the Board of Directors of the Company felt that the sale of the HSG would allow the Company to focus on its core competencies and to employ more efficiently its automated speech, speech synthesis, and handwriting interface technologies in handheld computers, Internet applications, and embedded systems. In keeping with this focus, a portion of the sale proceeds will be used to permit the Company to focus on licensing opportunities for its core technologies and related applications currently available and in development, including the following:

o Voice Internet/Web access and navigation to retrieve information and execute e-commerce transactions such as stock trades and quotes, news, weather, sports, travel and entertainment reservations.

o Speech and handwriting technologies for embedded systems in mobile consumer electronics including personal digital assistants, smart phones, and automobile navigation systems.

o Integrated pen and voice input for the next generation of computing devices and intelligent appliances such as palmPCs, tablets, smart phones and kiosks.

o Automated dictation and transcription speech recognition for use in natural, open environments without individual training requirements to facilitate personal dictation, meeting and conference transcription, and live closed captioning.

Use of proceeds

         The Company anticipates that it will use a majority of the proceeds from the Sale to pay several of its outstanding debt obligations and certain accounts payable. Specifically, the Company anticipates using $6,000,000 of the proceeds to pay off the April and May Loans to L&H; $5,000,000 into escrow pursuant to an escrow agreement to be entered into in relation with the Sale (see "Material Contracts between the Company and L&H - Escrow Agreement"); approximately $8,177,000 to pay outstanding notes payable and related accrued interest payable; approximately $1,440,000 to pay certain HSG employees for extraordinary services performed prior to the Sale; approximately

$260,000 for fees for professional services; and approximately $250,000 for state and federal income taxes arising in connection with the Sale. The Company plans to use the remaining $2,873,000 as working capital.

         Because the Sale is for cash, and because the Company will not issue any securities or receive any securities of L&H in connection with the transaction, the transaction creates no material differences in the rights of the stockholders of the Company.

Accounting treatment of the Sale

         The Sale will be accounted for as an asset sale.

Income tax consequences

         The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect at the time of preparation of this Proxy Statement. This discussion is for general information only, and does not discuss consequences which may apply to special classes of taxpayers (e.g. non-resident aliens, broker-dealers, tax exempt entities, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         Under applicable income tax regulations, the sale of the HSG assets will be a taxable event in which the excess of the sales price over the Company's basis in the assets sold will be a taxable gain. The Company and its HSG subsidiary have sufficient net operating losses to offset the taxable gain for Federal income tax purposes. However, alternative minimum income tax regulations and state income tax regulations will result in an income tax liability approximating $250,000.

Debt obligations of the Company

         During the last half of 1998 and during 1999, the Company incurred substantial amounts of debt which, coupled with the Company's ongoing operating expenses, could hamper the Company's ability to continue as a going concern unless the Company is immediately able to generate significant revenues or to raise a substantial amount of capital to pay that debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 1999." Much of the Company's debt is payable on demand. The Company does not presently have sufficient operating capital or revenues to allow the Company to satisfy these obligations if demand for payment is made and the Company cannot renegotiate the terms of the debt or otherwise persuade its creditors to withdraw their demand. In such event, the Company's financial condition and operations could be adversely affected. The following discussion summarizes the extent and nature of such recently incurred debt.

         In connection with the Company's acquisition of Articulate in September 1998, the Company incurred new debt obligations to 13 former shareholders of Articulate in the aggregate amount of $4,747,339. These debt obligations are in the form of demand notes payable at any time after November 1, 1998, and bear interest at the annual rate of 8.5%. The due dates of these obligations subsequently were extended to dates ranging from April 1999 to October 1999, and, in some cases, the Company has agreed to pay interest at rates exceeding 8.5% per year. In connection with certain of these loans, the Company paid $50,000 in March 1999, $75,000 in April 1999, and $675,000 in May1999, which were applied to principal and accrued interest. No additional demands for payment have been made on this note. The Company and the payees of these obligations have agreed that the unpaid balances due will be paid out of the proceeds of the Sale. After the acquisition, the Company also agreed to pay several Articulate employees incentive compensation for continued employment in the aggregate amount of $857,000, in connection with which the Company issued 8.5% demand notes for $452,900 and recorded an accrued liability of $404,100 for the balance. The notes issued to the Articulate employees are presently payable on demand, but, as of the date hereof, the Company has not received any demand for payment of the notes by the former Articulate employees. The $404,100 accrued liability was payable on or before January 31, 1999. The payees with respect to this obligation have orally agreed to an extension of the payment date to July 31, 1999, and the Company intends to pay all of these obligations out of the proceeds of the Sale.



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



         In connection with the Company's acquisition of Papyrus Associates, Inc., and Papyrus Development Corp. (collectively, "Papyrus"), in October 1998, the Company incurred debt obligations in the form of promissory notes to the former shareholders of Papyrus in the aggregate amount of $1,710,000. With respect to $1,632,375 of the notes, the holders thereof have agreed to accept an aggregate payment of $1,188,909 in full satisfaction of the notes, if paid before July 31, 1999. The Company intends to pay all of these obligations out of the proceeds of the Sale.

         On December 2, 1998, the Company borrowed $560,000 from an unaffiliated private lender. The loan accrues interest at the rate of 18% per year, is secured by certain accounts receivable and was due January 2, 1999. The Company has subsequently extended the due date of this loan from month to month by paying the lender the accrued interest plus a fee of $5,600. The loan balance has also been increased to $584,000 and is due July 31, 1999. However, the Company anticipates that it will request and pay for an extension of the due date for one or more additional months beyond that date if the Sale has not closed by that date. The Company intends to pay this obligation out of the proceeds of the Sale.

         On April 22, 1999, the Company and L&H entered into a loan agreement, (the "April Loan"), the terms of which provided that L&H would lend $1,100,000 to the Company at an interest rate of two percent above a defined prime rate. The Company has received the full amount of the April Loan. The principal and accrued interest are due on the earlier of July 28,1999, or the date the Sale is consummated, and is secured by the intellectual property of the HSG

         On May 19, 1999, the Company and L&H entered into an additional loan agreement (the "May Loan"), the terms of which provided that L&H would lend $4,900,000 to the Company at an interest rate of two percent above a defined prime rate. The May Loan is secured by the Company's common stock of Articulate, and to date, the Company has received $4,600,000 of the May Loan amount. The Company expects the remaining $300,000 to be received prior to the closing of the Sale. If, as of July 28, 1999, the Sale has not been consummated and L&H has breached any of its covenants or its representations and warranties, then the Company is obligated to pay accrued interest quarterly beginning August 1, 1999, and the principal will be due July 28, 2001. If, as of July 28, 1999, the Sale has not been consummated and the Company has breached any of its covenants or its representations and warranties or disclosed information to a third person in connection with a potential purchase of the HSG, then the Company is obligated to pay all accrued interest and the principal July 28, 1999. Under any other circumstances, all interest and principal shall be payable December 2, 1999.

         In addition to these notes, the Company presently owes trade payables in the aggregate amount of approximately $3,000,000, some of which are more than 120 days overdue.

         The Company anticipates that substantially all of its outstanding note obligations will be paid from the proceeds of the Sale.

         Series C 5% Convertible Debentures

On January 29, 1999, the Company entered into a Securities Purchase Agreement with four investors pursuant to which the Company sold its Series C 5% Convertible Debentures in the aggregate principal amount of $4,000,000. The outstanding principal amount of the debentures is convertible at any time at the option of the holders into shares of the Company's common stock at a conversion price equal to the lesser of $1.25 or 80 percent of the average of the closing bid price of the Company's common stock for the five trading days immediately preceding the conversion date. The Company recorded $687,500 as interest expense upon the issuance of the debentures in connection with this beneficial conversion feature. The Company also issued 400,000 warrants to purchase an equal number of the Company's common stock at a strike price of $1.25 per share in connection with this financing. The warrants are exercisable for a period of three years from the date of grant. The estimated fair value of the warrants of $192,000, as computed under the Black-Scholes pricing model, was recorded as interest expense upon the issuance of the debentures. On March 3, 1999, the Company executed a supplemental agreement pursuant to which the Company agreed to sell another $2,500,000 principal amount of Series C 5% Convertible Debentures on the same terms and conditions as the January 29, 1999 agreement, except no additional warrants were issued. The Company recorded $1,062,500 as interest expense upon the issuance of the supplemental debentures in connection with its beneficial conversion feature. The obligations of the


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



Company for repayment of the debentures, as well as its obligation to register the common stock underlying the potential conversion of the debentures and the exercise of the warrants issued in these transactions, are personally guaranteed by two individuals who are executive officers and directors and one individual who is a director of the Company. In connection with the March 3, 1999 funding, the Company agreed to grant a lien on the patent covering the Company's Automated Speech Recognition Technologies ("ASRT") as collateral for repayment of the debentures. However, to date no lien on the patent has been granted.

         There are no dividends in arrears on any of the Company's securities and no defaults in principal or interest in respect to the Company's outstanding debt securities.

Compliance with statutory requirements

         In connection with the Sale, the Company and L&H each filed a Notification and Report Form pursuant to the Antitrust Improvements Act of 1976. The Federal antitrust laws, including the Antitrust Improvements Act and Section 7A of the Clayton Act (more commonly known as the Hart-Scott-Rodino Act), provide for the prior notification of transactions such as the Sale to both the Federal Trade Commission and to the Antitrust Division of the United States Department of Justice. No such transaction may be consummated without complying with the notification procedures and awaiting the expiration of a statutorily defined waiting period, typically 30 days from the filing of the notification. The 30-day waiting period for this transaction commenced on June 22, 1999; however, the Company intends to request early termination of the waiting period.

Material contracts between the Company and L&H

         Prior to the Sale, the Company had no affiliation or contractual relations with L&H. The following documents between the Company and L&H were entered into in connection with the Sale and are collateral agreements to the Sale.

         Escrow Agreement

         In connection with the Agreement, the Company and L&H will enter into an escrow agreement (the "Escrow Agreement") at the closing of the Sale, with State Street Bank and Trust Company to be appointed as escrow agent. The Escrow Agreement will provide for the escrow of $5,000,000 (the "Escrow Amount") of the purchase price. Under the Agreement, the Company agreed to indemnify L&H against certain matters including, but not limited to, breaches of representations, warranties, covenants and agreements made by the Company in the Agreement. The Escrow Amount is to be used to cover any claims for indemnification by L&H against the Company under the Agreement. If after 18 months following the closing of the Sale any portion of the Escrow Amount remains in the escrow account, such funds are to be released to the Company.

         Technology Option Agreement

         Concurrent with entering into and as further consideration paid under, the Agreement, the Company and L&H entered into a related agreement (the "Technology Option Agreement") designed to help maintain the continuity of the business of the HSG through the date of the Sale. The Technology Option Agreement grants to L&H the option to acquire and assume all of the Company's right, title, and interest to the Dragon License and the option to be appointed as a nonexclusive worldwide distributor of the HSG's products which use or incorporate Dragon's technology. The Company is prohibited under the Technology Option Agreement from disclosing or providing to L&H or any third party access to any of Dragon's confidential information.

         Assignment and Assumption Agreement

         Additionally, at L&H's option, the Company and L&H may enter into an assignment and assumption agreement (the "Assignment and Assumption Agreement"). Under the Assignment and Assumption Agreement, the Company will assign to L&H all of its rights, duties, and obligations under a license agreement dated July 7, 1998 (the "Dragon License"), between Articulate Systems, Inc., and Dragon Systems, Inc. ("Dragon"), a third party from whom the Company had licensed certain speech recognition engines, tools, and language models for use in conjunction with


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



products sold by the HSG. Additionally, L&H will agree to assume all of ASI's rights, duties, and obligations under the Dragon License.

         License Agreement

         Concurrent with entering into the Agreement, the Company and L&H also entered into a License Agreement (the "License Agreement") for the licensing to L&H of the Company's technology and software, particularly the software and tools used to develop PowerScribe. The License Agreement sets forth the software licensed by the Company to L&H, details the royalties and payments to be made by L&H, and sets forth certain warranties and technical support obligations of the Company. Under the License Agreement, the Company also granted to L&H a non-exclusive, non-transferrable, royalty-free license to use and to authorize unrelated third parties to use certain licensed marks of the Company, including PowerScribe, PowerScribe for Radiology, and PowerScribe EM. Unless terminated pursuant to its terms, the term of the License Agreement is for a period of twenty years from the date of the Agreement. The Company also agreed to indemnify L&H against any claim that the licensed software infringes any third-party patent, copyright, trademark, trade secret, or other intellectual property right.

         Noncompetition and Proprietary Information Agreements

         Prior to the Sale, many of the Company's employees who worked in the HSG became knowledgeable and experienced in one or more aspects of the HSG's business, and the growth and success of the HSG's business has been due in part to the services and unique talents of such employees. Recognizing this, and in connection with the Sale, L&H anticipates offering employment opportunities to at least 30 such employees of the Company. As a precondition to such employment, and because such employees will continue to have access to business activities, business plans, personnel, financial status and other confidential and proprietary information, L&H intends to require that such employees enter into noncompetition and proprietary information agreements (the "Noncompetition Agreements") with L&H. The Noncompetition Agreements govern the use by the employees of proprietary information and restrict the ability of such employees from competing against L&H for a certain time following the termination of their employment with L&H. It is anticipated that approximately thirty employees of the HSG will enter into the Noncompetition Agreements with L&H.

         Loan Agreements

         On April 22, 1999, the Company and L&H entered into a loan agreement, (the "April Loan"), the terms of which provide that L&H will lend $1,100,000 to the Company at an interest rate of two percent above a defined prime rate. The principal and accrued interest are due on the earlier of July 28,1999, or the date the Sale is consummated, and the April Loan is secured by the intellectual property of the HSG. In connection with the April Loan, the Company issued to L&H a warrant which allows L&H to purchase 250,000 shares of common stock of the Company at a price of approximately $0.60 per share. The warrant expires October 18, 1999. In connection with the issuance of the warrant, the Company recorded a deferred finance charge totaling $35,959 to be amortized over the term of the April Loan. The fair value of the warrants was determined as of the date of grant using the Black-Scholes pricing model assuming the following: dividend yield of 0%; expected volatility of 85%; risk free interest rate of 5.1%; and an expected life of six months.

         On May 19, 1999, the Company and L&H entered into an additional loan agreement (the "May Loan"), the terms of which provide that L&H will lend $4,900,000 to the Company for use by the Company at an interest rate of two percent above a defined prime rate. The May Loan is secured by the common stock of ASI owned by the Company. If, as of July 28, 1999, the Sale has not been consummated and L&H has breached any of its covenants or its representations and warranties, then the Company is obligated to pay accrued interest quarterly beginning the first day of August 1999, and the principal will be due July 28, 2001. If, as of July 28, 1999, the Sale has not been consummated and the Company has breached any of its covenants or its representations and warranties or disclosed information to a third person in connection with a potential purchase of the HSG, then the Company is obligated to pay all accrued interest and the principal July 28, 1999. Under any other circumstances, all interest and principal shall be payable December 2, 1999. L&H received a warrant in connection with the May Loan which allows L&H to purchase 600,000 shares of Common Stock of the Company at a price of $0.70 per share. The warrant expires May 17, 2001. In


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



connection with the issuance of the warrant, the Company recorded a deferred finance charge totaling $210,280 to be amortized over the term of the May Loan. The fair value of the warrants was determined as of the date of grant using the Black-Scholes pricing model assuming the following: dividend yield of 0%; expected volatility of 85%; risk free interest rate of 5.1%; and an expected life of two years.

Information regarding stock price

         On May 18, 1999, the day prior to the public announcement of the sale of the HSG to L&H, the high and low sale prices for the Company's common stock on the Nasdaq SmallCap Market were $0.781 and $0.565, respectively.

Disposition of property

         In connection with the Sale, L&H will acquire the following assets and property (the "Property") from the Company:

         -        software and software codes;

         - inventory of PowerScribe Products and related products and materials;

         -        office and business furniture and equipment;

         -        certain business records;

         -        intellectual property of the HSG;

         -        contract rights of the HSG; and

         - certain trade accounts receivable, prepaid expenses, and other current assets.

         The consideration to be paid for the Property is included in and part of the consideration paid for the Sale. The parties to the Asset Purchase Agreement have not yet allocated the consideration to be paid, and are not required to do so under the Asset Purchase Agreement until the closing of the Sale.

         The parties arrived at the determination of the purchase price to be paid for the HSG, including the Property, through arms length negotiations. The boards of directors of both the Company and L&H concluded that the amount of consideration to be paid was fair and appropriate.

Pro forma financial information

         The following unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 1998 and as of and for the three months ended March 31, 1999 present the condensed consolidated financial statements of the Company as if the Sale had occurred as of January 1, 1998 (the first day of the most recently completed fiscal year). The unaudited pro forma condensed consolidated balance sheet data as of March 31, 1999 assumes the Sale occurred on that date.

         Pro Forma Selected Financial Data



                                                                                                    For the Year
                                                                      For the Three                     Ended
                                                                      Months Ended                  December 31,
                                                                     March 31, 1999                     1998
                                                                   -------------------           ------------------
Statement of Operations Data:
Revenues                                                              $         53,806           $     2,604,724
Selling, general and administrative                                          2,745,068                 8,817,643
Product development and research                                             2,512,826                13,060,604
Purchased in-process research and development                                       -                  9,315,000
Loss from operations                                                       (5,866,988)               (30,336,230)
Other expense, net                                                         (2,083,892)                (6,367,444)
Net loss                                                                   (7,950,880)               (36,703,674)
Basic and diluted net loss per common share                           $         (0.14)           $         (0.79)
Weighted average number of common shares outstanding                        64,476,886                52,511,185



                                                                              As of
                                                                         March 31, 1999
                                                                         --------------
Balance Sheet Data:
Current assets                                                          $   14,754,877
Total assets                                                                35,580,468
Current liabilities                                                          6,148,219
Long-term debt, net of current portion                                       6,500,000
Stockholders' equity                                                        21,102,249


         Pro Forma Per Share Data

                                                As of March 31, 1999
                                            -------------------------------
                                            Historical            Pro Forma
                                            --------------  ---------------
Book value per share                          $0.27                $0.32


                                               For the Three Months Ended                   For the Year Ended
                                                     March 31, 1999                          December 31, 1998
                                        ----------------------------------------  --------------------------------------
                                            Historical            Pro Forma           Historical           Pro Forma
                                        -------------------  -------------------  -----------------  -------------------
Cash dividends declared per share                -                    -                    -                   -
Net loss per common share                     $(0.16)              $(0.14)              $(0.91)             $(0.79)


         Pro Forma Financial Statements

                       [A Development Stage Company]
    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    For the Year Ended December 31, 1998


                                                                Fonix                 Pro Forma
                                                             Corporation             Adjustments              Consolidated
                                                               (Note 1)             (Note 2) (a)               Pro Forma
                                                         --------------------    --------------------     ---------------------
Revenues                                                         $ 2,889,684              $ (284,960)              $ 2,604,724
Cost of revenues                                                      76,344                 (40,904)                   35,440
                                                         --------------------    --------------------     ---------------------

      Gross margin                                                 2,813,340                (244,056)                2,569,284
                                                         --------------------    --------------------     ---------------------

Expenses:
      Product development and research                            13,620,748                (560,144)               13,060,604
      Purchased in-process research and development               13,136,000              (3,821,000)                9,315,000
      Selling, general and administrative                         10,070,862              (1,253,219)                8,817,643
      Amortization of goodwill and purchased core
           technology                                              2,541,153                (828,886)                1,712,267
                                                         --------------------    --------------------     ---------------------

           Total expenses                                         39,368,763              (6,463,249)               32,905,514
                                                         --------------------    --------------------     ---------------------

Loss from operations                                             (36,555,423)              6,219,193               (30,336,230)
                                                         --------------------    --------------------     ---------------------

Other income (expense):
      Interest expense, net                                         (451,782)                195,915                  (255,867)
      Cancellation of common stock reset provision                (6,111,577)                      -                (6,111,577)
                                                         --------------------    --------------------     ---------------------

           Total other expense, net                               (6,563,359)                195,915                (6,367,444)
                                                         --------------------    --------------------     ---------------------

Net loss                                                         (43,118,782)              6,415,108               (36,703,674)

Preferred stock dividends                                         (4,797,249)                      -                (4,797,249)
                                                         --------------------    --------------------     ---------------------

Net loss attributable to common stockholders                    $(47,916,031)            $ 6,415,108             $ (41,500,923)
                                                         ====================    ====================     =====================

Basic and diluted net loss per common share                          $ (0.91)                                          $ (0.79)
                                                         ====================                             =====================

Weighted average common shares outstanding                        52,511,185                                        52,511,185
                                                         ====================                             =====================


          See accompanying notes to unaudited pro forma condensed consolidated financial statements

                        Fonix Corporation and Subsidiaries
                          [A Development Stage Company]
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the Three Months Ended March 31, 1999


                                                               Fonix                   Pro Forma
                                                            Corporation                Adjustments             Consolidated
                                                              (Note 1)                (Note 2) (a)              Pro Forma
                                                        --------------------       -------------------       -----------------

Revenues                                                        $ 1,110,332              $ (1,056,526)               $ 53,806
Cost of revenues                                                    225,439                  (220,148)                  5,291
                                                        --------------------       -------------------       -----------------

      Gross margin                                                  884,893                  (836,378)                 48,515
                                                        --------------------       -------------------       -----------------

Expenses:
      Selling, general and administrative                         3,675,561                  (930,493)              2,745,068
      Product development and research                            2,971,279                  (458,453)              2,512,826
      Amortization of goodwill and purchased
          core technology                                         1,287,581                  (629,972)                657,609
                                                        --------------------       -------------------       -----------------

           Total expenses                                         7,934,421                (2,018,918)              5,915,503
                                                        --------------------       -------------------       -----------------

Loss from operations                                             (7,049,528)                1,182,540              (5,866,988)

Interest expense, net                                            (2,245,333)                  161,441              (2,083,892)
                                                        --------------------       -------------------       -----------------

Net loss                                                         (9,294,861)                1,343,981              (7,950,880)

Preferred stock dividends                                        (1,127,561)                        -              (1,127,561)
                                                        --------------------       -------------------       -----------------

Net loss attributable to common stockholders                  $ (10,422,422)              $ 1,343,981            $ (9,078,441)
                                                        ====================       ===================       =================

Basic and diluted net loss per common share                         $ (0.16)                                          $ (0.14)
                                                        ====================                                 =================

Weighted average common shares outstanding                       64,476,886                                        64,476,886
                                                        ====================                                 =================


          See accompanying notes to unaudited pro forma condensed consolidated financial statements

                   Fonix Corporation and Subsidiaries
                       [A Development Stage Company]
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                             March 31, 1999


                                                                               Fonix          Pro Forma
                                                                             Corporation      Adjustments    Consolidated
ASSETS                                                                       (Note 1)        (Note 2)         Pro Forma
------                                                                    ------------   ---------------    -------------
Current assets:
     Cash and cash equivalents                                             $    76,885    $   19,000,000  (c)$  8,909,670
                                                                                             (10,167,215) (d)
     Cash in escrow                                                                  -         5,000,000  (c)   5,000,000
     Accounts receivable                                                     1,146,727          (444,578) (e)     702,149
     Prepaid expenses                                                          145,924           (23,958) (e)     121,966
     Inventory                                                                  88,070           (78,186) (e)       9,884
     Interest and other receivables                                             33,127           (25,028) (e)       8,099
     Employee advances                                                           3,109                 -            3,109
                                                                          -------------   ---------------    -------------

        Total current assets                                                 1,493,842        13,261,035       14,754,877

Property and equipment                                                       2,166,005          (219,347) (e)   1,946,658

Intangible assets                                                           37,471,697       (18,700,240) (e)  18,771,457

Other assets                                                                   129,819           (22,343) (e)     107,476
                                                                          -------------   ---------------    -------------

        Total assets                                                      $ 41,261,363      $ (5,680,895)    $ 35,580,468
                                                                          =============   ===============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
     Bank overdraft                                                       $    167,882    $            -     $    167,882
     Revolving notes payable                                                    50,000           (50,000) (d)           -
     Notes payable - related parties                                         7,170,410        (7,170,410) (d)           -
     Notes payable - other                                                     560,000          (560,000) (d)           -
     Accounts payable                                                        3,708,273                 -        3,708,273
     Accrued liabilities                                                     1,691,058          (292,560) (d)   1,648,498
                                                                                                 250,000  (f)
     Accrued liabilities - related parties                                   1,159,139          (594,245) (d)     564,894
     Deferred revenues                                                         846,429          (826,429) (e)      20,000
     Capital lease obligation - current portion                                 44,382            (5,710) (e)      38,672
                                                                          -------------   ---------------    -------------

        Total current liabilities                                           15,397,573        (9,249,354)       6,148,219

Capital lease obligation, net of current portion                                28,340           (28,340) (e)           -
Series C 5% Convertible Debentures                                           6,500,000                 -        6,500,000
                                                                          -------------   ---------------    -------------

        Total liabilities                                                   21,925,913        (9,277,694)      12,648,219
                                                                          -------------   ---------------    -------------

Common stock and related repricing rights subject to redemption;
     1,801,802 shares and repricing rights outstanding
     (aggregate redemption value of $25,000,000)                              1,830,000                 -        1,830,000
                                                                          -------------   ---------------    -------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.0001 par value; 100,000,000 shares
          authorized;
        Series A, convertible; 166,667 shares outstanding
           (aggregate liquidation preference of $6,055,012)                    500,000                 -          500,000
        Series D, 4% cumulative convertible; 990,834 shares
          outstanding
           (aggregate liquidation preference of $20,293,495)                22,902,972                 -       22,902,972
        Series E, 4% cumulative convertible; 90,000 shares
          outstanding
           (aggregate liquidation preference of $1,827,249)                  2,153,357                 -        2,153,357
     Common stock, $.0001 par value; 100,000,000 shares
          authorized;
        65,837,475 shares outstanding                                            6,584                 -            6,584
     Additional paid-in capital                                             91,872,264                 -       91,872,264
     Outstanding warrants                                                    3,453,147                 -        3,453,147
     Deferred consulting expense                                               (26,675)                -          (26,675)
     Deficit accumulated during the development stage                     (103,356,199)        3,596,799  (g) (99,759,400)
                                                                          -------------   ---------------    -------------

        Total stockholders' equity                                          17,505,450         3,596,799       21,102,249
                                                                          -------------   ---------------    -------------

        Total liabilities and stockholders' equity                         $41,261,363      $ (5,680,895)    $ 35,580,468
                                                                          =============   ===============    =============

          See accompanying notes to unaudited pro forma condensed consolidated financial statements

                    FONIX CORPORATION AND SUBSIDIARIES
                       [A DEVELOPMENT STAGE COMPANY]
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
                            STATEMENTS OF OPERATIONS

NOTE 1.  BASIS OF PRESENTATION

In September 1998, the Company acquired Articulate Systems, Inc. ("Articulate"). Articulate was a provider of sophisticated voice recognition products to specialized segments of the health care industry. On December 31, 1998, the Company acquired certain assets of The MRC Group, Inc. ("MRC") relating to MRC's selling, marketing and servicing of HealthCare Solutions Group products. The operations of both of these acquisitions are currently being provided by the Company's HealthCare Solutions Group.

On May 19, 1999, the Company entered into an asset purchase agreement (the "Agreement") to sell the operations and a significant portion of the assets of its HealthCare Solutions Group to Lernout & Hauspie N.V. ("L&H"), a Belgian corporation with its principal business in Ieper, Belgium. Under the terms of the Agreement, the Company will receive $24,000,000, with $19,000,000 in cash to be paid at closing and $5,000,000 to be escrowed for a period of 18 months for potential indemnification of L&H against certain matters, including but not limited to, breaches of representations, warranties, covenants and agreements made by the Company in the Agreement. Additionally, under a defined earnout formula, the Company may receive future consideration of up to $4,000,000 to be paid over a two-year period following the closing.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 present the results of operations of the Company as if the sale of the operations and a significant portion of the assets of the HealthCare Solutions Group had occurred as of January 1, 1998 (the first day of the most recently completed fiscal year). The unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 presents the balance sheet as if the sale of the operations and a significant portion of the assets of the HealthCare Solutions Group had occurred as of that date.

The first column of the accompanying unaudited pro forma condensed consolidated statements of operations include the historical condensed consolidated operations of the Company as reported on its Report on Form 10-K for the year ended December 31, 1998 and the condensed consolidated operations of the Company as reported on its Report on Form 10-Q for the three months ended March 31, 1999. The first column of the accompanying unaudited pro forma condensed consolidated balance sheet includes the historical condensed consolidated balance sheet of the Company as of March 31, 1999 as reported on its report on Form 10-Q for the period then ended.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1998 and the historical unaudited condensed consolidated financial statements of the Company and the notes thereto included in the Company's quarterly report on Form 10-Q for the period ended March 31, 1999.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only. Such information does not purport to be indicative of the results which would actually have been effected on the date and for the periods indicated, nor is it indicative of actual or future operating results or financial position that may occur.

NOTE 2.  PRO FORMA ADJUSTMENTS

(a) Disposition of the historical operations of the HealthCare Solutions Group for the period from September 2, 1998 (the date of acquisition) to December 31, 1998, which are included in the operating results of Fonix Corporation for the year ended December 31, 1998.

(b) Disposition of the historical operations of the HealthCare Solutions Group for the period from January 1, 1999 to March 31, 1999 which are included in the operating results of Fonix Corporation for the three month period ended March 31, 1999.

(c) Proceeds from the sale of the operations and a significant portion of the assets of the Company's HealthCare Solutions Group to L&H. Amount does not include up to $4,000,000 which may be received in future consideration in accordance with the earnout provision of the Agreement.

(d) Contractual disposition of certain accrued liabilities and notes payable together with the related accrued interest. Amount does not include $6,000,000 to be used to repay funds advanced to the Company from L&H under two separate loan agreements as these loan agreements were entered into subsequent to March 31, 1999.

(e) Disposition of certain assets and liabilities acquired by L&H in accordance with the Agreement.

(f) Estimation of federal and state income tax liability resulting from the sale.

(g)      Estimation of after-tax gain resulting from the Sale.

                             SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1999 Annual Meeting of Shareholders must have been received by the Company by December 31, 1998. No such proposals were received.

         The enclosed Stockholder Consent Resolution is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to consent in accordance with the Board's recommendations, please fill out, sign, date and return the Stockholder Consent Resolution in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of the Stockholder Consent Resolution will be appreciated.


                                           By Order of the Board of Directors



                                           -------------------------------------
                                           Thomas A. Murdock
                                           President and Chief Executive Officer

                                    APPENDIX A

                              CONSENT RESOLUTIONS
                              OF THE STOCKHOLDERS
                                       OF

                                FONIX CORPORATION
                             A DELAWARE CORPORATION

                     (SALE OF HEALTHCARE SOLUTIONS GROUP)




         Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the undersigned, being the holder(s) of _____ shares of the issued and outstanding common stock of Fonix Corporation (the "Company"), a Delaware corporation, hereby consent to and approve the following corporate action as if it had taken place at a meeting of the stockholders of the Company:

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to continue to focus the Company's efforts and resources in developing its core technologies, including voice internet/web access and navigation; speech and handwriting technologies for embedded systems; integrated pen and voice input for computing devices; and automated dictation and transcription speech recognition; and

         WHEREAS, the Board of Directors has negotiated with Lernout & Hauspie Speech Products N.V. ("L&H"), a Belgian corporation with its principal place of business in Ieper, Belgium, the sale to and purchase by L&H (the "Sale") of the operations and a significant portion of the assets of the Company's Healthcare Solutions Group (the "HSG"), which is headquartered in Woburn, Massachusetts; and

         WHEREAS, the proceeds of the proposed Sale would provide funding to pay certain debts and obligations of the Company and working capital to enable to Company to continue to focus on marketing and developing its core technologies; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to sell the operations and a significant portion of the HSG to L&H for $24,000,000 to be paid at closing and a possible $4,000,000 to be paid in two installments of $2,000,000 each over a two-year period based on performance of the HSG (the "Earnout"), together with additional terms and conditions as set forth in the Asset Purchase Agreement - Acquisition of Certain Assets of Fonix Corporation and Fonix/ASI Corporation by Lernout & Hauspie Speech Products N.V. (the "Asset Purchase Agreement"), dated as of May 19, 1999; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to pay compensation to certain employees of the HSG for extraordinary services from the proceeds of the sale of the HSG, payable $1,440,000 in cash at the closing of the Sale and $800,000 in cash, when and if the Earnout is paid; and

         WHEREAS, L&H desires to purchase the operations and a significant portion of the assets of the HSG substantially for the terms set forth above and in the Asset Purchase Agreement; and

         WHEREAS, the Asset Purchase Agreement between the Company and L&H requires the Company to seek approval of the Sale by the holders of at least a majority of the issued and outstanding shares of common stock of the Company.

         NOW, THEREFORE, the undersigned holder(s) of shares of common stock of the Company hereby consent(s), authorize(s), and approve(s) as follows:

         RESOLVED, that the actions taken by the officers of the Company during negotiation of the proposed Sale are hereby approved and ratified;

         FURTHER RESOLVED, that the Sale according to the terms set forth above, together with all other terms and conditions as set forth in the Asset Purchase Agreement, is hereby authorized and approved; and

         FURTHER RESOLVED, that the officers are, and each of them hereby is, authorized to take all additional actions, and to execute and deliver all documents necessary to finalize the Sale and to pay compensation to certain employees of the HSG for extraordinary services in the aggregate of $2,240,000.

         Once signed by the holders of at least a majority of the outstanding shares of common stock of the Company, these Resolutions shall be delivered to the Company at its registered office in Delaware, as required by Section 228 of the General Corporation Law of the State of Delaware, and to its principal executive offices in Salt Lake City, Utah. Such Resolutions are to be included in the corporate records, and shall have the same force and effect as an action taken at a meeting of the stockholders of the Company.

                          CONSENT RESOLUTIONS
                          OF THE STOCKHOLDERS
                                  OF
                           FONIX CORPORATION

                            SIGNATURE PAGE





Date:                             Signature:
     -----------------                      ------------------------------------

                                  Name:
                                       -----------------------------------------
                                       (Please print)
                                  Number of Shares Held:
                                                        ------------------------



         You are requested to fill out, date, sign and return the enclosed Stockholder Consent Resolution, which is solicited by the Board of Directors of the Company as described in the accompanying Proxy Statement. Your consent is important. Please sign and date the enclosed Stockholder Consent Resolution and return it promptly in the enclosed return envelope. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your consent as evidenced by your signing and returning the Stockholder Consent Resolution is irrevocable once it is received by the Company's Registrar and Transfer Agent as explained in the Proxy Statement.